This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                  -----------------------------------------
                  COMPLETE APPRAISAL
                  OF REAL PROPERTY

                  East Gate Corporate Center
                  Various Locations
                  Mount Laurel and Moorestown Townships
                  Burlington County, Pennsylvania
                  -----------------------------------------

                  IN A SELF-CONTAINED REPORT
                  As of July 1, 1997

                  Prepared For:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York 10004

                  Prepared By:

                  Cushman & Wakefield of Pennsylvania, Inc.
                  Valuation Advisory Services
                  Two Logan Square - 20th Floor
                  Philadelphia, Pennsylvania 19103

================================================================================

                       [LETTERHEAD OF CUSHMAN & WAKEFIELD]

July 1, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:     Complete Appraisal of Real Property
        East Gate Corporate Center
        Various Locations
        Mount Laurel and Moorestown Townships
        Burlington County, Pennsylvania

Dear Mr. Schechner:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the subject property.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

The property was inspected by and the report was prepared by John J. Lynch, MAI and Joseph Vizza under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company        Page 2                       July 1, 1997

Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

         FORTY SEVEN MILLION THREE HUNDRED TWENTY FIVE THOUSAND DOLLARS
                                   $47,325,000

The East Gate Corporate Center includes ten separate improved parcels and four vacant development parcels more fully described within the body of this report. Individual cash flow projections have been prepared on each building leading to a conclusion of value on a building by building basis. The individual values are as follows:

         700 East Gate Drive                            $ 11,200,000
         701 East Gate Drive                            $  6,800,000
         303 Fellowship Drive                           $  4,300,000
         305 Fellowship Drive                           $  5,100,000
         307 Fellowship Drive                           $  4,300,000
         309 Fellowship Drive                           $  4,500,000
         815 East Gate Drive                            $  1,675,000
         817 East Gate Drive                            $  1,600,000
         304 Harper Drive                               $  1,850,000
         305 Harper Drive                               $    900,000
         4 Development Parcels                          $  5,100,000
                                                        ------------
         Total                                          $ 47,325,000

This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Pennsylvania, Inc.


/s/ John J. Lynch, MAI
-----------------------------------
John J. Lynch, MAI
State Certified Appraiser #RG-01269


/s/ Joseph G. Vizza
-----------------------------------
Joseph G. Vizza
State Certified Appraiser #RG-01426


/s/ John B. Rush, MAI
-----------------------------------
 State Certified Appraiser #RG-00808

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================



                               [graphic omitted]

                               700 East Gate Drive



                               [graphic omitted]

                               701 East Gate Drive

                                                 Photographs of Subject Property
================================================================================





                               [graphic omitted]

                               303 Fellowship Road



                               [graphic omitted]

                               305 Fellowship Road

                                                 Photographs of Subject Property
================================================================================


                               [graphic omitted]

                               307 Fellowship Road



                               [graphic omitted]

                               309 Fellowship Road

                                                 Photographs of Subject Property
================================================================================


                               [graphic omitted]

                               815 East Gate Drive



                               [graphic omitted]

                              817 East Gate Drive

                                                 Photographs of Subject Property
================================================================================


                               [graphic omitted]

                                304 Harper Drive



                               [graphic omitted]

                                305 Harper Drive

                                                 Photographs of Subject Property
================================================================================


                               [graphic omitted]

                  View of Developmental Lands Along Nixon Drive


                               [graphic omitted]

                   View of Development Land Along Nixon Drive

                                                                    INTRODUCTION
================================================================================

Identification of Property

This is a portfolio of single story office/flex and mid-rise office buildings which form a part of East Gate Corporate Center. Located in Mount Laurel and Moorestown Townships, Burlington County, New Jersey, it is an attractive and modern corporate complex which is bordered by the New Jersey Turnpike to the south, Route 38 to the north, and Route 73 to the west. Interstate 295 essentially bi-sects the complex from east to west. Additionally, the property includes four vacant retail development parcels in the East Gate Square complex. The street addresses of the properties which comprise the subject are as follows:

===================================================================================================================
                                                      Land       Rentable         Year
     Address            Property Type                 Area      Bldg. Area     Constructed   Occupancy    # Tenants
-------------------------------------------------------------------------------------------------------------------
700 East Gate Drive    Mid-rise office             6.855 acs.   118,071 s.f       1984           93%          14

701 East Gate Drive    Mid-rise office             11.250 acs.  61,477 s.f.       1986          100%          10

303 Fellowship Road    Mid-rise office             4.710 acs.   53,208 s.f.       1979           90%           6

305 Fellowship Road    Mid-rise office             4.207 acs.   55,649 s.f.       1980           90%           6

307 Fellowship Road    Mid-rise office             5.000 acs.   54,577 s.f.       1981           87%           18

309 Fellowship Road    Mid-rise office             5.102 acs.   55,351 s.f.       1982           76%           7

815 East Gate Drive    Single story office         5.980 acs.   25,500 s.f.       1986           88%           2

817 East Gate Drive    Single story office         See Note     25,351 s.f.       1986          100%           2

304 Harper Drive       Two story office            2.510 acs.   29,537 s.f.       1975           91%           8

305 Harper Drive       Single story office/flex    2.000 acs.   14,980 s.f.       1979          100%           1

Vacant Parcels         Retail land                 48.087 acs.     N/A             N/A           N/A          N/A
===================================================================================================================

Note: 815-817 East Gate Drive represents two buildings supported by one site.

Property Ownership and Recent History

The properties were constructed by an affiliated entity of its current owner, Atlantic American Properties. The subject is part of a portfolio of property previously owned by Bell Atlantic Properties. Atlantic American Properties acquired Bell Atlantic Properties as a going concern.

Purpose and Intended Use of the Appraisal

The purpose of this appraisal is to estimate the market value of the appropriate leased fee/fee simple estate on July 1, 1997. The appraisal is to be used in conjunction with a proposed mortgage financing of the subject property.

================================================================================


                                      -1-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    INTRODUCTION
================================================================================

Extent of the Appraisal Process
      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Peter Corcoran, Director of Portfolio Management for Atlantic American Properties at East Gate Center.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o Prepared Sales Comparison and Income Approaches to value for the improved properties.

      o Prepared Sales Comparison Approaches to value for the vacant properties.

Date of Value and Property Inspection

The date of value is July 1, 1997. We inspected the property on May 27, 1997.

Property Rights Appraised

Leased fee estate for improved properties; fee simple estate for vacant land.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

================================================================================


                                      -2-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [graphic omitted]


                                 [Regional Map]

                                                                    Introduction
================================================================================

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal. Based our analysis of market data, as well as the fact that the subject consists of a well maintained and located portfolio of modern facilities, we estimate a reasonable Exposure Time to have been six to nine months for the subject at the concluded opinion of value reported.

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Fee Simple

      Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

      Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

      Legal Description

      The properties which comprise the subject are legally identified by the Mount Laurel and Moorestown Township Assessor's Office as described in the chart on the following page. We have not been provided with the metes and bounds legal description of the sites, therefore, none is exhibited.

================================================================================


                                      -3-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    INTRODUCTION
================================================================================


================================================================================
     Address                         Township         County      Block    Lot
--------------------------------------------------------------------------------
700 East Gate Drive                 Mount Laurel    Burlington   1201.02    4

701 East Gate Drive                 Mount Laurel    Burlington   1201.01    1

303 Fellowship Road                 Mount Laurel    Burlington   1201.02    1.2

305 Fellowship Road                 Mount Laurel    Burlington   1201.02    3

307 Fellowship Road                 Mount Laurel    Burlington   1201.02    2

309 Fellowship Road                 Mount Laurel    Burlington   1201.02    1

815-17 East Gate Drive              Mount Laurel    Burlington   1201.04    1.1

304 Harper Drive                    Moorestown      Burlington   3202       2

305 Harper Drive                    Moorestown      Burlington   3201       2

East Side Nixon Dr. (vacant land)   Moorestown      Burlington   3003       1

East Side Nixon Dr. (vacant land)   Moorestown      Burlington   3200       1

East Side Nixon Dr. (vacant land)   Moorestown      Burlington   3200       2

East Side Nixon Dr. (vacant land)   Moorestown      Burlington   3002       1

East Side Nixon Dr. (vacant land)   Mount Laurel    Burlington   1200       1.04
================================================================================

================================================================================


                                      -4-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================


Philadelphia Metropolitan Area

      The subject property is located on the eastern side of the Philadelphia Metropolitan Area in Burlington County, New Jersey. The Philadelphia Metropolitan Area, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. The greater metropolitan area is actually part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. The Delaware Valley is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

      According to the most recent estimate of the Federal Census Bureau, the Philadelphia Metropolitan Area has the fourth largest population in the nation after Los Angeles, New York, and Chicago. The currently reported population of about five million represents a .4 percent increase over that counted in 1990. The statistics indicated population growth in the suburban counties surrounding Philadelphia, with a decline in the city itself. The current population of Burlington County is reported to be about 408,800, an increase of approximately
1.4 percent since 1990. These statistics are significant in that demographers believe population growth is directly tied to employment growth.

================================================================================
                              Population Statistics
                         Philadelphia Metropolitan Area
                                 (in Thousands)
================================================================================
  County            1980       1990       % Change       1995        % Change
================================================================================
Bucks               483.8      541.2       + 11.9%       570.6        + 5.4%
--------------------------------------------------------------------------------
Chester             320.1      376.4       + 17.6%       399.7        + 6.2%
--------------------------------------------------------------------------------
Delaware            552.2      547.7        - 0.8%       548.2        + 0.1%
--------------------------------------------------------------------------------
Montgomery          644.6      678.1        + 5.2%       703.2        + 3.7%
--------------------------------------------------------------------------------
Philadelphia      1,668.2    1,585.6        - 5.0%     1,521.5        - 4.0%
--------------------------------------------------------------------------------
Burlington          366.0      395.1        + 8.0%       400.8        + 1.4%
--------------------------------------------------------------------------------
Camden              472.8      502.8        + 6.4%       506.6        + 0.8%
--------------------------------------------------------------------------------
Gloucester          202.1      230.1       + 13.9%       243.1        + 5.7%
--------------------------------------------------------------------------------
Salem                65.0       65.3        + 0.5%        64.6        - 1.1%
--------------------------------------------------------------------------------
Total Metro Area  4,774.8    4,922.3        + 3.1%     4,958.3         + .7%
--------------------------------------------------------------------------------
Source: U.S. Census Bureau
================================================================================

Employment

      The traditional economic base of the region was once heavy manufacturing. Concurrent with national trends, the regional economy has now shifted toward a skilled/service oriented base. Approximately 35 percent of the region's 2.2+/- million in the wage and salary workforce is now employed in the service industries, as contrasted with the approximate 14 percent employed in manufacturing. Furthermore, another 23 percent of the region's workforce is employed in the wholesale and retail trades, while only 14 percent is employed by government.

================================================================================


                                      -5-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                               Regional Analysis
================================================================================

================================================================================
                         Philadelphia Metropolitan Area
                          January Employment Statistics
                                 (In Thousands)
================================================================================
Industry Classification           1990      1995     (delta)   1997      (delta)
================================================================================
Manufacturing                     358.6     311.8     -2.6%    305.6     -2.0%
Construction & Mining              95.4      73.9     +6.0%     73.2     -1.0%
Transportation, Communication      99.0     104.5     +3.3%    104.7     +1.9%
  & Utilities
Wholesale & Retail Trades         508.0     482.8     -2.3%    494.6     +2.4%
Finance, Insurance & Real Estate  167.6     155.1     -1.3%    154.2     -0.6%
Services                          659.1     717.5     +4.3%    765.4     +6.7%
Government                        308.4     303.3     +0.6%    298.7     -1.5%
                                ------------------------------------------------
Total Wage & Salary Employment  2,196.1   2,148.9     +0.8%  2,196.4     +2.2%
                                ================================================
Total Civilian Labor Force      2,409.0   2,397.6     -0.9%  2,450.3     +2.2%
                                ================================================
Unemployment                      114.1     143.5              123.3
Unemployment Rate                   4.7%      6.0%               5.0%
================================================================================
Source: Pennsylvania Department of Labor and Industry
================================================================================

      According to statistics prepared by the Pennsylvania Department of Industry and Labor, wage and salary employment in the Philadelphia Metropolitan Area increased by 47,500 jobs or 2.2 percent between 1995 and 1997. Additionally, the total civilian labor force which includes wage and salary employment plus those who are self-employed increased by 52,700 workers. As can be seen, a vast majority of this growth in employment is in the service industries and the wholesale and retail trades. The continued growth in the service industries as well as the relative stability in the finance, insurance and real estate classification is significant to real property like the subject as it is from these groups that the occupants of office space come.

      The state Department of Industry and Labor reports that, within the service industries, business services, particularly temporary help agencies and accounting firms, led this employment classification with a growth of 27,900 jobs created since 1992. Second place goes to medical services with 12,600 new jobs created in the Philadelphia Metropolitan Area over the past four years. Private sector education was third growing by 19,900 jobs. A listing of the ten largest employers in Burlington County alone bears out these statistics.

================================================================================
                          Largest Non-Public Employers
                                Burlington County
--------------------------------------------------------------------------------
             Employer                     Local Employees   Product or Service
================================================================================
Martin Marietta Government                   3,000         Air Defense Systems
  Electronic Systems                                       Radar
--------------------------------------------------------------------------------
Memorial Health Alliance                     1,372         Community Nursing
                                                           Services
--------------------------------------------------------------------------------
Computer Sciences Corp.                      1,206         Technology Systems
--------------------------------------------------------------------------------
Graduate Health System                         995         Health Care
--------------------------------------------------------------------------------
Deborah Heart and Lung Center                  970         Heart and Lung
                                                           Specialization
--------------------------------------------------------------------------------
PHH US Mortgage Corp.                          858         Mortgage Banker
--------------------------------------------------------------------------------
Inductotherm Industries, Inc.                  807         Metals Distributor
--------------------------------------------------------------------------------
Automatic Data Processing, Inc.                650         Financial Information
                                                           Services
--------------------------------------------------------------------------------
West Jersey Hospital-Marlton                   592         Medical/Surgical
                                                           Hospital
--------------------------------------------------------------------------------
JCI Data Processing, Inc.                      500         Data Processing
                                                           Services
--------------------------------------------------------------------------------
Source: Philadelphia Business Journal
================================================================================

================================================================================


                                      -6-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      According to the Pennsylvania Department of Labor and Industry, the March, 1997 unemployment rate in the nine county Philadelphia Metropolitan Area was 4.9 percent as compared to 5.8 percent for the State of New Jersey and 5.5 percent for the U.S. as a whole. At the same time, the unemployment rate for Burlington County was reported to be 4.5 percent.

Income

      The median effective household buying income or disposable income after federal taxes in the Philadelphia Metropolitan Area is currently estimated to be $39,470 or 28th of the 320 metro markets surveyed. This compares to $33,333 for the Commonwealth of Pennsylvania, $42,247 for the State of New Jersey and $32,238 for the United States as a whole. Burlington County ranks fourth in current median household income level in the Metropolitan Area at $44,967 per dwelling unit.

================================================================================
                                Income Statistics
                         Philadelphia Metropolitan Area
================================================================================
                                                 Effective
                                               Buying Income    Median Household
    County                  Households         (in Thousands)         EBI
================================================================================
Bucks                         203,700           $11,424,599        $48,814
--------------------------------------------------------------------------------
Chester                       143,400             9,732,884         55,798
--------------------------------------------------------------------------------
Delaware                      202,900            10,359,964         42,366
--------------------------------------------------------------------------------
Montgomery                    269,700            16,369,926         47,723
--------------------------------------------------------------------------------
Philadelphia                  571,500            20,080,366         27,542
--------------------------------------------------------------------------------
Burlington                    140,600             7,341,632         44,967
--------------------------------------------------------------------------------
Camden                        178,900             8,049,714         37,788
--------------------------------------------------------------------------------
Gloucester                     83,900             3,700,926         39,978
--------------------------------------------------------------------------------
Salem                          23,500             1,019,275         38,123
================================================================================
Total                       1,818,100           $88,079,286        $39,470
================================================================================
Source: Sales & Marketing Management 1996
================================================================================

Retail Sales

      Retail sales in the Philadelphia Metropolitan Area are currently estimated to approach $44 billion annually. The Philadelphia area ranked fifth nationally behind Chicago, Los Angeles, New York and Washington, D.C. in total retail sales for 1995, the last year for which statistics are currently available. Retail sales in this metropolitan area have increased at a compound annual rate of 4.2 percent since 1990. Within Burlington County, the annual retail sales for 1995 were estimated to be about $4.03 billion, up 5.5 percent from the previous year sales. Retail sales in Burlington County have increased at a compound annual rate of 3.5 since 1990.

================================================================================


                                      -7-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

                                  Retail Sales
              Philadelphia Metropolitan Area and Burlington County
                                 (in Thousands)
================================================================================
              Metropolitan                          Burlington
Year          Philadelphia        % Change            County          % Change
================================================================================
1990          $36,033,312                           $3,386,918
--------------------------------------------------------------------------------
1991          $35,120,446            - 2.5%         $3,484,868          + 2.9%
--------------------------------------------------------------------------------
1992          $39,811,716            +12.2%         $3,749,545          + 7.6%
--------------------------------------------------------------------------------
1993          $40,858,286            + 2.6%         $3,801,449          + 1.4%
--------------------------------------------------------------------------------
1994          $43,480,561            + 6.4%         $3,820,845          + 0.5%
--------------------------------------------------------------------------------
1995          $44,309,612            + 1.9%         $4,029,369          + 5.5%
--------------------------------------------------------------------------------
Compound Annual Change               + 4.2%                             + 3.5%
================================================================================
Source: Sales & Marketing Management 1991-1996
================================================================================

Linkages

      The Philadelphia Metropolitan Area benefits from an admirable transportation system linking the region to the rest of the nation and points throughout the world. The Port of Philadelphia is one of the largest fresh water ports in the country. The Philadelphia International Airport provides service to most major North American cities and many European destinations. From its central location in the heart of the eastern megalopolis, excellent highway and rail accessibility is also available.

Cultural, Educational and Recreational Resources

      Educational opportunities abound throughout the region, with twelve major colleges and universities located here. There are also four teaching medical college hospitals in the Philadelphia area. As the nation's fourth largest urban center and first capital, cultural and recreational activities available to the populace are widely diverse.

Conclusions

      The central core of this metropolitan area, the City of Philadelphia, continues to experience a fiscal crisis precipitated by a diminishing tax base and the increased need for new and costly municipal services. However, the current administration and council are now cooperating to promote fiscal responsibility which has created the city's first operating surplus in years. On the other hand, the surrounding suburban counties have been the focus of the region's population and job growth over the last decade. This trend is expected to continue into the next century.

      Overall, the Philadelphia Metropolitan Area is an older, densely developed region with a mature economy which can only be expected to grow less and at a slower pace in the months and years to come. Taxes and labor costs throughout the Northeastern United States are higher than elsewhere so that the opportunities for low cost start-up companies are less. Fortunately, the patchwork of existing small to mid-sized companies in the Philadelphia Metropolitan Area should protect this region from the severe economic shocks seen in many single industry towns.

================================================================================


                                      -8-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      Thus, over the long term, the Philadelphia Metropolitan Area benefits from a diversified economic base which should protect the region from the effects of wide swings in the economy. The region's strategic location along the eastern seaboard and its reputation as a major business center should further enhance the area's long term outlook. The region's real estate market is giving way to optimism as availabilities are absorbed through the current economic expansion. It is our conclusion that the long term trends of the region should eventually exert positive influences on the values of well located and well designed real property.
================================================================================


                                      -9-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                                Neighborhood Map


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 MARKET ANALYSIS
================================================================================

Moorestown and Mt. Laurel, New Jersey

      The subject property is located within Moorestown Township, a short distance north of its border with Mt. Laurel Township. These communities lie approximately ten miles northeast of Philadelphia's central business district. Together, Moorestown and Mount Laurel townships function as a single neighborhood by virtue of the highway system linking them to the rest of the metropolitan region as well as a similarity in land uses and types of development. The townships are mainly characterized by a complementary mixture of commercial, office, industrial and residential land uses in an attractive suburban setting.

      According to the latest figures available, the Moorestown/Mount Laurel Area has a current population of approximately 46,400. Since 1980, the population of these communities has increased approximately 92 percent. During the decade of the Eighty's, this area had been the fastest growing portion of Burlington County. As available land for development in both Moorestown and Mount Laurel Townships diminish, we anticipate that the focus of future development will shift to the more rural, outlying areas of the county.

      The growth and development of both townships is directly related to the excellent transportation system serving the immediate area. The subject property is located less than one mile north of Route 38 and south of Route 130. Additionally, both Interstate 295 and the New Jersey Turnpike can be accessed within two miles of the subject property. The road network provides access to points throughout the Philadelphia Metropolitan Area and beyond.

      The nearest major retail commercial development is the Moorestown Mall, a
1.2 million square foot regional mall anchored by Strawbridge's, Sears and Boscov's. Immediately to the rear of the mall is East Gate Square, a power center which is being constructed in four phases. Phase I and 11 were constructed in 1993 and 1995, respectively. Phase I is a 241,000 square foot center, plus a separately owned 130,000 square foot freestanding Home Depot. Phase 11 is a 154,000 square foot center. Phase III is currently under development and will contain 119,000 square feet when completed in July, 1997. Phase IV will contain 100,386 square feet of retail area when completed. Including the Home Depot store adjoining Phase 1, East Gate will contain a total of approximately 744,000 square feet of retail area by July 1997. Finally, there is vacant land available for an additional 120,000 square feet of future retail area. There is additional retail and commercial development along Route 38, west of the Moorestown Mall, as well as along Route 73. Main Street in the town of Moorestown also features a wide variety of retail and office uses.

      Residential development in the Moorestown/Mount Laurel area is attractive and quite diverse. Moorestown is one of the most desirable residential locations in all of South Jersey with prices of single family dwellings ranging between $175,000 to upwards of $1,000,000. The township also offers a good inventory of multi-family rental properties. Both townships also benefit from all of the cultural, educational, and recreational facilities which the fourth largest metropolitan center in the country can offer.

      Office and industrial activity in Mount Laurel in the East Gate Center, and in Moorestown in three projects; Moorestown Corporate Center, Moorestown Techni-Park, and the Moorestown Industrial Park. Occupants in these developments include General Motors Training Center, Advanced Technology Laboratories, Raytheon Commercial Credit, Merrill Lynch, Semcor, and Computer Sciences Corporation, among others.

================================================================================


                                      -10-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      In summary, the Moorestown/Mount Laurel area witnessed significant development activity in the Eighty's. Moorestown, itself, is known as one of the most desirable residential communities in Southern New Jersey. Along with this residential base, the township offers a broad mix of commercial and non-offensive light industrial uses. Both Moorestown and Mount Laurel Township are affluent communities which offer a full range of residential housing alternatives, commercial services, excellent schools and recreational areas. The long term trend for these communities is considered positive.

General Office Market Overview

      Office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe suburban office buildings offer the greatest upside potential among the various property types. Prices for the best quality suburban office buildings have increased due to buyer demand.

      In most suburban markets, office vacancies have declined reflecting the expansions of small business. Most acknowledge that the market has "bottomed-out" as rents are generally stabilizing. More recently, as buyer demand pushes prices up, some investors are more willing to pay for "future" dollars, when only 18 months ago purchase decisions were based solely on revenue in place.

      The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, once the current economic recovery solidifies, office building owners are now in a stronger negotiating position as demand outpaces supply. Still, in most communities, there is plenty of land available for new competition.

      The job growth which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employees, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability. The subject property benefits from such trends, particularly due to its location outside the Philadelphia city limits.

      The subject property shares in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following is a detailed description of this local marketplace.

Market Supply

      The subject improvements include a series of single story and multi-story office buildings. These properties compete for tenants in what Cushman & Wakefield designates the Burlington submarket area of the eastern suburbs of Philadelphia. There are approximately 4.6 million square feet of existing commercial office space in the Burlington marketplace. The following chart is an overview of this marketplace as of the 1st Quarter of 1997. 11

================================================================================


                                      -11-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                             Office Market Overview
                                Burlington County
                                 March 31, 1997

================================================================================
Class of Space     Total Rentable Area     Total Area Available     Vacancy Rate
================================================================================
       A             1,251,569 SF            113,261 SF                  9.0%
       B             2,980,203 SF            496,851 SF                 16.7%
       C             350,000 SF              42,499 SF                  12.1%
                   -------------------------------------------------------------
Total Inventory      4,581,772 SF            652,611 SF                 14.2%
================================================================================

      As of March 31, 1997, total vacancy in this marketplace was reported to be approximately 14.2 percent, down from 19.5 percent at the same time last year. In any type of market,there must be an inventory of goods maintained in order to satisfy demand. Within the commercial office market, some space must be maintained at all times to accommodate the constant shifting of tenants. The following is a listing of blocks of contiguous space in the Burlington County marketplace.

================================================================================
                           Blocks of Contiguous Space
                          20,000 Square Feet or Greater
                            Burlington County Market
                                 March 31, 1997
================================================================================
       Location                                      Rentable Contiguous Area
================================================================================
Moorestown Corporate Center 11                              75,000 SF
Moorestown Corporate Center 1                               75,000 SF
4000 Midlantic Drive                                        45,432 SF
Marlton Executive Park                                      24,935 SF
701 East Gate Drive                                         21,000 SF
================================================================================

      A shortage in available inventory is indicated in the market when there is a discernible lack of prime contiguous office space for larger users. Under these conditions, new construction is stimulated. At present, there are no projects under construction in the Southern New Jersey market area. Additionally, there are five blocks of space in excess of 20,000 contiguous square feet. Land does exist in this marketplace for new competition. However, given these sets of circumstances, we do not foresee new construction for some time to come.

================================================================================


                                      -12-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      Over the last 24 months, the vacancy rate in the Burlington County marketplace has declined dramatically from 19.8 percent at the end of the 1st Quarter of 1995 down to its current level of 14.2 percent. Interestingly, the vacancy that does exist in this market is concentrated in the average and below average buildings, much of which should not have ever been built or renovated. Older, lesser quality office space cannot compare against newer, functional buildings. The aggregate amount of these spaces is such that many analysts are now suggesting structural vacancy to be well above the conventional five percent utilized in past years. On a relative basis, most of the vacancy in the current market is in the older lesser grades of space. The following chart summarizes overall vacancy and total availabilities in the local market over the past 24 months.

================================================================================
                    Office Market Vacancy and Availabilities
                                Burlington County
================================================================================
     Period                     Space Available              Vacancy Rate
================================================================================
1st Quarter, 1997                 652,611 SF                     14.2%
 Year End, 1996                   632,093 SF                     13.8%
1st Quarter, 1996                 894,065 SF                     19.5%
 Year End. 1995                   913,126 SF                     19.5%
1st Quarter, 1995                 925,380 SF                     19.8%
================================================================================

      Nonetheless, a dis-equilibrium continues in this marketplace. With a 14 percent vacancy rate, a user has several alternatives before considering a build-to-suit transaction. In light of the current costs of construction relative to market rental rates, this alternative is not entirely feasible at the current time. For these reasons, we anticipate that rental rates in this market will not escalate as rapidly as rental rates in the Pennsylvania suburbs where vacancies are lower.

Market Demand

      Market demand for office space is primarily measured by absorption statistics. Demand for office space in the Burlington County market has historically come from the movement of users outward from within the City of Philadelphia and from the formation of new high tech/service oriented businesses. There was a substantial increase in positive absorption in 1996 as compared to 1995, increasing from approximately 15,000 in 1995 to approximately 69,000 in 1996. For the first quarter of 1997, there has been negative absorption of 21,000+/- square feet. Leasing activity averaged 399,000+/- square feet annually in 1995 and 1996, with an additional 27,000+/- square feet in the first quarter of 1997.

================================================================================


                                      -13-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                      Office Market Absorption and Leasing
                                Burlington County
================================================================================
     Period                       Absorption                    Leasing
================================================================================
1st Quarter, 1997                -20,518 SF                    27,274 SF
 Year End, 1996                   68,916 SF                   388,649 SF
1st Quarter, 1996                -91,906 SF                    72,881 SF
 Year End, 1995                   14,978 SF                   408,958 SF
1st Quarter, 1995                 -1,342 SF                    87,866 SF
================================================================================

      From an overall market perspective, absorption statistics are highly indicative of long term growth or decline. Among the various properties which compete for tenants, leasing activity serves as an indication of movement around a specific marketplace. Where absorption is the net change in occupied space over a period of time, leasing is the sum of all completed transactions in a given time period. Leasing statistics are an important consideration in an office market analysis as they can show the amount of continued interest in a specific marketplace and product type. Typically, new construction benefits in a market with strong leasing statistics as tenants "trade-up" to the latest buildings from older complexes.

      Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations. Many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements.

      The job growth which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employers, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability.

      Given current market dynamics, it would appear that new office space will not be needed in the short term, although some semi-speculative development is occurring on a small scale. While Burlington County is anticipated to continue its growth cycle, it would appear that long term upside potential exists in well located and functionally designed office properties like the subject.

Rental Rates

      The average face rental rate for Class A office space in the Burlington County marketplace as of the 1st Quarter of 1997 was $20.47 per square foot of rentable building area on a full service basis. This represents a 3.5 percent increase from that reported one year ago reflecting the dynamics of the Class A segment of the market versus the Class B and C portions. In the local marketplace, Class B space leases at an approximate 15 to 20 percent discount from Class A space. The following is a presentation of average face office rental rates in this market over the past twenty four months.

================================================================================


                                      -14-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                        Average Face Office Rental Rates
                               Full Service Basis
                            Burlington County Market
================================================================================
                        Average              Average
 Period Ending          Class A     Change    Class B  Change     CP1     Change
                         Rent                           Rent
================================================================================
 1st Qtr 1997          $2b.47/SF     -0.2%   $16.57/SF  +0.7%     166.0   +0.5%
Year End 1996          $20.51/SF     +3.7%   $16.46/SF  -1.3%     165.1   +3.0%
 1st Qtr 1 996         $19.78/SF     +.04%   $16.68/SF  -1.4%     162.1   +1.9%
Year End 1995          $19.71/SF     +7.6%   $16.91/SF  +11.0%    159.1   -0.7%
 1st Qtr 1 995         $18.32/SF       --    $16.88/SF    --      158.0    --%
================================================================================
Compound Annual Rate:                 5.7%                0.9%            +2.5%
================================================================================


      As can be seen from this presentation, the average rental rate for Class A office space in the Burlington County marketplace has increased at an annual compound rate of 5.7 percent over the past two years. By comparison, the region's Consumer Price Index has increased at a compound annual rate of 2.5 percent over the same time period. This suggests the continued interest in Class A over Class B and C office space in Burlington County.

      Eventually, a tight Class A office market will precipitate new construction. However, the current supply of inventory, including some dysfunctional Class B and Class C space, will either have to be absorbed or eliminated in order to economically justify new construction. At that point in time, users will have to be willing to pay higher rents than are now being achieved in the competitive open market. Overall, this bodes well for functionally designed and capably maintained real property like the subject. We conclude that current forces will facilitate a stabilizing in rents which should match inflation in the general economy.

Concessions

      Rent abatement had been a standard inducement to tenants during the late Eighties and very early Nineties, but are now not frequently being granted. In order to win new tenants, landlords had been paying for tenant requested office finishes well over the standard work letter. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased though as capital for such items has all but effectively been removed from the current market. While there are still instances of free rent being quoted, the current trend is definitely toward effective rents.

================================================================================


                                      -15-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Tenant Improvements' Costs

      In the leasing of brand new professional office space, a building standard for interior finishes is established. Should a particular tenant desire interior office finishes which exceed the established building standard, then that tenant must reimburse the landlord for constructing them. The standard work letter for brand new first generation office space in suburban Philadelphia is approximately $20.00 to $25.00 per square foot of rentable area. The cost for tenant requested interior office finishes which exceed these standards are borne by the lessee. In relet, second generation space like the subject, however, the cost of tenant alterations is considerably less as many materials can be recycled.

      The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

      In general terms, a simple re-painting and re-carpeting and cleaning of ceiling tiles can cost from $5.00 to $8.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $10.00 to $15.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $18.00 to $22.00 per square foot in the current market. The amortization of these costs over the term of the lease is expensive and can further lower ownership's return from its already depressed levels.

Leasing Commissions

      The standard market practice for leasing commissions at office space in suburban Philadelphia is six percent of the first year's negotiated rent, five percent of the second, four percent of the third, and three percent of each successive year's gross rent - all payable at initial occupancy. On a weighted average basis for a five year lease, commissions would amount to 4.2 percent of the aggregate rent negotiated. For a renewal, half that amount is customary but open to negotiation between ownership and the brokerage community. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Direct Competition

      Cushman & Wakefield identifies eighteen mid-rise office buildings, including several of the subject buildings, which we believe directly compete for tenants within this sub-market. This direct competition is summarized on the opposing page. As can be seen from this presentation, there are approximately
1.3 million square feet of office space in these eighteen complexes. While there are numerous commercial office buildings in Burlington County, these eighteen directly compete due to location, design and professional management.

================================================================================


                                      -16-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      As of the 1st Quarter of 1997, total vacancy at the competition was computed to be 18.1 percent as compared to 14.2 percent for the entire market. This direct vacancy is skewed dramatically by the two Moorestown Corporate Center Buildings which are entirely vacant. These Class B complexes were recently purchased by a local investor who intends to renovate and re-position the properties. Excluding these two properties from direct competition reduces the overall vacancy rate to less than 8 percent. Rental rates range from $16.50 per square foot on a full service basis with a base year expense stop up to $21.75 per square foot on a full service basis with a base year expense stop.

      We have also identified several single story office buildings which we believe directly compete for tenants within the Mount Laurel/Moorestown/Marlton sub-market. This direct competition is summarized on the following chart.

========================================================================================
                              Mount Laurel/Marlton
                        Single Story Office Competition
========================================================================================
Building Name                    Size          Available     Vacancy      Average Rental
========================================================================================
100 Century Parkway              60,000 s.f.     7,000 s.f.     11.7%   $16.50/sf gross
East Gate Business Ctr.         115,000 s.f.    11,314 s.f.      9.8%   $13.00/sf gross
Metropolitan Bus. Ctr.          115,000 s.f.    23,785 s.f.     20.7%   $11.00/sf net
Greentree Place                  78,435 s.f.     4,950 s.f.      6.3%   $11.00/sf net
8-14 Stow Road                  101,451 s.f.    14,622 s.f.     14.4%   $10.00/sf net
9 Stow Road                      54,945 s.f     43,745 s.f.     79.6%   $ 7.50/sf net
1-3 Eves Drive                   33,792 s.f.         0             0    $13.00/sf gross
Greentree North Business Ctr.   299,498 s.f.    35,939 s.f.     12.0%   $ 7.50/sf net
4 Eves Drive                     53,000 s.f.     1,300 s.f.      2.4%   $13.00/sf gross
Marlton Crossing Garden          81,882 s.f.    29,141 s.f.     35.6%   $12.50/sf gross
Greentree Commons                95,235 s.f.     2,980 s.f.      3.1%   $13.75/sf gross
  Greentree Exec. Campus        120,000 s.f.     7,400 s.f.      0.6%   $13.00/sf gross
Marlton Executive Center         50,000 s.f.     4,000 S.f.      8.0%   $16.00/sf gross
                                                                        ===============
Total                         1,248,238 s.f.   174,776 s.f.     14.0%%
========================================================================================

      As can be seen from this presentation, there are approximately 1.25 million square feet of single story office space in these complexes. As of the 1st Quarter of 1997, total vacancy at the competition was computed to be 14.0 percent which is similar to the 14.2 percent for the entire market. Rental rates range from $7.50 per square foot on a net basis up to $16.50 per square foot on a full service basis with a base year expense stop.


      815 and 817 East Gate Drive, including 305 Harper Drive of the subject property would technically be classified as "Flex" buildings, we have included an overview of the Burlington County flex market.. The term "flex" signifies that the building's overall design is flexible in accommodating users with needs of between ten percent and 100 percent of the demised area finished as office area or laboratories. Flex buildings or research and development facilities offer lower ceiling heights than typically found in the traditional industrial property, limited loading, typically air conditioning throughout, and a generally higher quality of construction. The subject buildings, due to their high level of finish are considered to compete more in the single story office sector. Nevertheless, we present the following overview for informational purposes.

================================================================================


                                      -17-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Market Supply and Demand

      Throughout the three main suburban counties which are adjacent to the City of Philadelphia on the New Jersey side of the Delaware River, there are an estimated 4.7 million square feet of flex space. As of 1st Quarter of 1997, vacancy in this market is reported to be only 5.1 % percent. The following is an overview of this market:

================================================================================
                              Flex Market Overview
                               Southern New Jersey
                                 March 31, 1997
================================================================================
Existing Inventory                   Area Available                Vacancy Rate
================================================================================
   4,727,477 SF                        239,192 SF                      5.1 %
================================================================================

      Construction of new flex space has been at a veritable halt throughout the Nineties as historic demand has lagged supply. The only exception to this has been build-to-suit situations where the credit of the user or lead tenant is tied to the financing of construction. Over the past 24 months, however, market-wide vacancy has declined by 530 basis points as demand has absorbed existing supply. The following chart reflects this market absorption over the last 24 months.

================================================================================
                 Historic Flex Market Vacancy and Availabilities
               Southern New Jersey (Suburban Philadelphia Market)
                                 New Jersey Side
================================================================================
     Date                          Space Available                    Vacancy
================================================================================
1st Quarter, 1997                   239,192 SF                         5.1%
--------------------------------------------------------------------------------
 Year End, 1996                     284,073 SF                         6.0%
--------------------------------------------------------------------------------
1st Quarter, 1996                   444,101 SF                         9.2%
--------------------------------------------------------------------------------
 Year End, 1995                     415,445 SF                         8.7%
--------------------------------------------------------------------------------
1st Quarter, 1995                   477,157 SF                        10.4%
================================================================================

      Within this sub-market area, there are approximately 2.3 million square feet of flex space. As of the 1st Quarter of 1997, the vacancy rate for this product is computed to be 6.5 percent which is above the current regional standard.

================================================================================
                              Flex Market Overview
                            Burlington County Market
                                 March 31, 1997
================================================================================
Existing Inventory                Area Available                   Vacancy Rate
================================================================================
   2,276,059 SF                     147,898 SF                        6.5%

================================================================================
      The current vacancy rate for the flex space in the Burlington County sub-market area is greater than that of the suburban market at large. A vast proportion of existing inventory for flex space in Southern New Jersey is centered in Burlington County. Thus, Burlington County skews the overall market vacancy rate of 5.1 percent.

================================================================================


                                      -18-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                     Flex Market Vacancy and Avallabilities
                            Burlington County Market
================================================================================
      Date                        Space Available                      Vacancy
================================================================================
1st Quarter, 1997                    147,898 SF                          6.5%
--------------------------------------------------------------------------------
Year End, 1996                       169,779 SF                          7.5%
--------------------------------------------------------------------------------
1st Quarter, 1996                    328,407 SF                         14.4%
--------------------------------------------------------------------------------
Year End, 1995                       296,840 SF                         13.0%
--------------------------------------------------------------------------------
1st Quarter, 1995                    253,938 SF                         11.3%
================================================================================

      There are no reliable absorption statistics available on the flex real estate market in the Philadelphia Metropolitan Area as there are in office or retail space. This is due to the manner in which this type of property is presented to the market. Availabilities in the flex market are: for sale, for lease, and, for sale or lease. When a flex property sells that had been for lease, apples and oranges are created which cannot validly be put together into one statistic titled absorption.

      Participants do measure the strengths/weaknesses of the market by the aggregate amount of overall vacancy and the amount of sales and leasing which has occurred. Vacancy trends in the Burlington County market area are discussed above. Sales and leasing activity in this market over the last 24 months is presented below:

================================================================================
                          Flex Market Sales and Leasing
                            Burlington County Market
================================================================================
       Year                            Sales                          Leasing
================================================================================
1st Quarter, 1997                    17,215 SF                        40,215 SF
--------------------------------------------------------------------------------
 Year End, 1996                      51,422 SF                       154,600 SF
--------------------------------------------------------------------------------
1st Quarter, 1996                    33,500 SF                        66,826 SF
--------------------------------------------------------------------------------
 Year End, 1995                     102,800 SF                        20,500 SF
--------------------------------------------------------------------------------
1st Quarter, 1995                   102,800 SF                        10,000 SF
================================================================================

      As noted, there has been an increase in sales activity in the county since the first quarter of 1996 after almost three quarters with no transactions. Over the last 24 months, leasing activity has amounted to approximately 175,000 square feet of flex space or 21,900 square feet per quarter.

Rental Rates

      The rental rate for flex space is a function of physical condition, location, and degree of interior finish. The office component will lease for $7.00 to $12.00 per square foot on a net basis, while the warehouse portion will lease from $2.75 to $5.00 per square foot on a net basis. The actual lease terms for a facility will be a weighted average of the rental rates which the office and warehouse components can command in the marketplace. Also, the cost of any specialized space, particularly laboratory areas, will be amortized as an extra-ordinary increase to the rent paid.

================================================================================


                                      -19-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Tenant Improvements' Costs

      By its nature, office/flex space is leased with varying amounts of finished office area. For second generation space, the trend of the current marketplace is to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. Tenants are now realizing that making do with what is in place also makes good business sense to the extent possible in order to moderate rental rates.

      Due to its "flexible" nature, the costs of tenant improvements at a property are highly variable. These can be as high as $15 to $18 for a heavy office user down to only a few dollars where the degree of interior finish is weighted toward production space. The final workletter will reflect the ratio of finished areas to the total demised space.

Leasing Commissions

      Leasing commissions for flex space are similar to those for office buildings previously described. Also, in the case of a tenant of questionable credit, commissions are sometimes paid as rent is collected. When this is the case, brokers typically attempt to obtain a full 6.0 percent commission. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Concessions

      Just as in other real estate product types, rent abatements, above standard workletters, moving allowances, rental assumptions and cash payments were granted in the late Eighties and early Nineties for flex buildings. Most of those types of concessions have ceased though, as capital for such items has all but effectively been removed from the current market. Though there are still instances of free rent being quoted, the current trend is definitely toward effective rents in the flex building market.

Conclusions

      In conclusion, the local rental market has improved dramatically over the past year. The Class A segment, however, is showing a current vacancy rate of only 9.0 percent. The average rental rate for office space in the Class A market segment is $20.47 per square foot on a gross basis which is 3.5 percent higher than the $19.78 per square foot reported a year ago. There are currently four buildings in the market which can provide over 20,000 square feet or greater of contiguous space at mid-year.

================================================================================


                                      -20-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      Flex products also compete in the Burlington County market. On a macro level, the vacancy rate for flex space in Southern New Jersey is 5.1 percent as of the 1st Quarter of 1997. During the past 3 to 4 years, overall absorption has been positive, vacancy has declined and rental rates have increased modestly in the subject's marketplace. Suburban areas like the Mount Laurel/Moorestown/Marlton area are expected to be the focus of job creation well into the next century.

      However, while forecasts call for an expansion in office type employment, the absolute amount of that will be less than previously experienced in the boom years of the Eighties. Nevertheless, East Gates's proximity to the New Jersey Turnpike and Interstate 295 and its desirable residential neighborhoods should ensure a continued demand for office space in this sector. With efficient management and aggressive promotion, we believe the subject should continue to meet with market acceptance in the long term.

================================================================================


                                      -21-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                   EXPOSURE TIME
================================================================================

      Exposure Time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the estimated market value on the effective date of the appraisal. It is a retrospective estimate based upon an analysis of past events assuming a competitive and open market. Thus, Exposure Time is presumed to precede the effective date of the appraisal.

      Our analysis of comparable sales indicates that an Exposure Time of between 6 and 9 months was typical for office facilities. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately nine months would be typical prior to our market value conclusion as of the date of valuation.

================================================================================


                                      -22-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             PROPERTYDESCRIPTION
================================================================================

The Subject Property

      The subject property consists of 14 separate parcels of real estate. Of this total,10 are improved with buildings; the remaining 4 are vacant sites awaiting future development. Among those parcels which are now improved with buildings: two are modern, Class A multi-story office buildings, five are multi-story Class B office buildings; and the remaining three are single story office and office/flex buildings. The following is more detailed description of the 14 parcels which comprise the subject property:

Site Descriptions

      On the opposing page is a presentation of site specific characteristics for the 14 parcels which comprise the subject property. In our appraisals of these parcels, we did not receive nor review a soil report. However, we assume that the soil's load-bearing capacity is sufficient to support all existing structures and any which might eventually be constructed on the now vacant parcels. The sites' drainage appears to be adequate.

      We were not given a title report to review. We do not know of any other easements, encroachments or restrictions, other than normal utility easements that would adversely affect the sites' uses. However, we recommend a title search to determine whether any adverse conditions exist.

      We were not given a Wetlands survey to review either. However, according to site plans provided by ownership, it is noted that portions of the vacant development parcels are impacted by wetlands and wetlands buffers. If subsequent engineering data reveal the presence of other regulated wetlands areas, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

      According to Community Panel #340107-0010D, National Flood Insurance Rate Map, effective October 16, 1987, a minor area of 701 East Gate Drive is located in Flood Hazard Zone B, an area between the 100 and 500 year.flood plain of Pennsauken Creek, The building on this site is outside this flood plain. Further, according to Community Panel #340105-0005C, National Flood Insurance Rate Map, effective January 19, 1996, each of the development parcels are impacted by flood plain areas of Pennsauken Creek. These flood plain and previously described wetlands, limit the overall buildable areas of these parcels. The remaining parcels are not within a designated flood plain and, therefore, do not require flood hazard insurance.

      No evidence of toxic or hazardous substances were observed during our inspection of the sites. However, we are not trained to perform technical environmental inspections. A professional study is recommended for final determination of any presence of toxic substances.

      Overall, the improved sites are typical of business campus development in the area, functionally adequate and well suited for that use. The vacant development sites are situated within the East Gate Square retail development and are suited for a wide range of commercial uses.

================================================================================


                                      -23-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Descriptions of Improvements

      On the opposing page is a presentation of general physical characteristics for the 10 buildings which are part of the subject property. The reader will note that we have not made, nor are we qualified by training to make, a compliance survey of the properties with the American with Disabilities Act
(ADA). Since we have not been provided with the results of a professional survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the real estate.

      Additionally, we are not aware of any potentially hazardous materials which may have been used in the construction of the improvements to the subject site. Again, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if any exist. Finally, no personal property is included in our analysis of the subject property The following paragraphs describe specific important attributes for each building:

      700 East Gate Drive - This is a modern, five story office complex containing approximately 130,000 square feet of gross building area. Constructed in 1984 with steel frame and alternating bands of earth toned brick and gray solar-tinted glass, 700 East Gate Drive features a dramatic full height atrium lobby with granite floors, and open balconies on the upper four floors. Heating and cooling are provided by electrically fired roof-top units. There are men's and women's restrooms on each floor. The building is sprinklered for fire protection and is served by three elevators.

      Functionally, the common areas of the complex were upgraded in 1991 and are considered desirable and aesthetically appealing. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      701 East Gate Drive - This is a modern, three story office complex containing approximately 60,000 square feet of gross building area. Constructed in 1986 with steel frame with dark mahogany brick and tinted glass and mirrored curtainwall, 701 East Gate Drive features a dramatic curved rotunda lobby. Heating and cooling are provided by electrically fired, water source heat pumps with individual controls. There are men's and women's restrooms on each floor. The building is sprinklered for fire protection and is served by two elevators.

      Functionally, the common areas of the complex were upgraded in 1991 and are considered desirable and aesthetically appealing. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                      -24-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================


      303-305-307-309 Fellowship Road - These are a series of four, compatibly designed, modern, three story office complexes each containing approximately 57,000 square feet of gross building area. Constructed in phases between 1979 and 1982 with steel frame and alternating bands of earth toned brick and bronze-tinted glass, these four buildings feature new open atrium entrances. Heating and cooling are provided by electrically fired, roof top units with a recently installed energy management system supplemented by baseboard units. There are men's and women's restrooms on each floor. The buildings are sprinklered for fire protection and each is served by two elevators.

      Functionally, the common areas of the complexes were recently upgraded with new carpet and vinyl and are considered desirable and aesthetically appealing. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking areas are provided and low maintenance shrubbery and expansive green areas enhanced by a pond with fountain present an aesthetic appeal to the building.

      815 East Gate Drive - This is a one story office/flex building containing a gross building area of 25,500 square feet. Constructed in 1986, the property consists of masonry and steel construction and is 87 percent occupied by a two tenants. The available unit is comprised of 3,310 square feet. The office areas feature carpeted floors, painted sheetrock walls and suspended acoustical tile ceilings with recessed fluorescent lighting. In each unit there is a ceramic tile lavatory and a small employee kitchen. Heating and cooling to office areas are provided by electrically fired roof-top units.

      Functionally, the floor plan is generally versatile with open areas with some private offices. Overall the condition was good. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      817 East Gate Drive - This is a one story office/flex building that is 100 percent occupied two tenants. The building, which was constructed in 1986, consists of masonry and steel construction featuring an 80 percent office finish. The gross building area was reportedly 25,351 square feet. The office areas feature carpeted floors, painted sheetrock walls and suspended acoustical tile ceilings with recessed fluorescent lighting. In each unit there is a ceramic tile lavatory and a small employee kitchen. Heating and cooling to office areas are provided by electrically fired roof-top units.

      Functionally, the floor plan is generally versatile with open areas with some private offices. Overall the condition was good. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                      -25-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

      304 Harper Drive - This is a two story office complex containing approximately 30,000 square feet of gross building area. Constructed in 1975 with steel frame and dark mahogany brick, glass and metal clad curtainwall, 304 Harper Drive represents the oldest building on the portfolio. Heating and cooling are provided by electrically fired, roof top units. There are men's and women's restrooms on each floor. The building is sprinklered for fire protection and is served by two elevators.

      Functionally, the common areas of the complex were upgraded in 1991 and are considered aesthetically appealing. The restrooms feature older color schemes and are in need of upgrade. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      305 Harper Drive - This is a single story office/flex complex containing approximately 15,000 square feet of gross building area. Constructed in 1979 with steel frame and brick, 305 Harper Drive is 100 percent air conditioned and features approximately 47 percent office area and 53 percent semi-finished assembly area. Heating and cooling are provided by electrically fired, roof top units. There are adequate men's and women's restrooms. The building is sprinklered for fire protection.

      Functionally, the building is designed for single tenancy and considered to be functionally efficient and aesthetically appealing. Locationally, there are no deleterious influences emanating from outside this property which would create external obsolescence. Adequate on-site parking areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                      -26-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================

EAST GATE CENTER
130,000 Sq. Ft.  Office Building

700 East Gate Drive
Mount Laurel, Burlington County, NJ

                               [GRAPHIC OMITTED]

                            [PHOTOGRAPH OF PROPERTY]

                                 [MAP OF AREA]

o Distinctive five-story, 130,000 square foot structure featuring impressive new entrance, full-height atrium lobby with granite floor, and open balconies on Upper four floors

o Strategic location adjacent to New Jersey Turnpike (Exit 4"), I-295 and NJ Routes 73 and 38; new I-295 on/off ramps- expanded road network for more direct access to all major routes

o Outstanding area amenities include excellent school systems, prestigious residential communities, major support services, and diversified labor resources

o     Responsive on-site property management

East Gate Center

701 East Gate Drive
Mount Laurel, Burlington County, NJ

First Quality Office Space
Available in units from 2,000 to 40,000 Sq. Ft.

                               [GRAPHIC OMITTED]

                            [PHOTOGRAPH OF PROPERTY]

Construction: Three-story, steel
framed structure with dark
mahogany brick, tinted glass and
mirrored curtainwall: exlerior
balconies on upper two floors:
full-height curved glass rotunda
lobby.

Size: 60,000 square feet total:
up to 20,000 square feet per
floor; elevator served.

Design: Two rectangular wings
provide flexible interior layout
with high ratio of useable to
rentable space: up to 12 corner
offices per floor.

Systems: State-of-the-art energy
management stytem: water
source heat pump with individual
controls: fully sprinklered; digital
access system.

Standards: Quality finishes
throughout; full-height doors,
thinline, horizontal blinds; meets
ADA compliance

Site: 12/acre, wooded and
landscaped site; adjacent, well-lit
parking area.

Environment: Service oriented
management and stable,
innovative ownership by
Bell Atlantic Properties.

Bell Atlantic
Properties

================================================================================
EAST GATE CENTER
57,000 Sq. Ft. Office Buildings

303-305-307-309 Fellowship Road
Mount Laurel, Burlington County, NJ

                               [GRAPHIC OMITTED]

                            [PHOTOGRAPH OF PROPERTY]

                                 [MAP OF AREA]

o Four compatibly designed, 57,000 square foot buildings set on wide sloping lawns enhanced hy extensive landscaping, reflective pond with fountain, and a trio of commissioned sculptures


o Strategic location adjacent to New Jersey Turnpike (Exit 4), I-295 and NJ Routes 73 and 38; new I-295 on/off ramps; expanded road network for more direct access to all major routes

o Outstanding area amenities include excellent school systems, prestigious residential communities, major support services. and diversified labor resources

o     Responsive on-site property management

EAST GATE CENTER

Officel Flex Building
815 East Gate Drive
Mount Laurel, Burlington County, NJ

                               [GRAPHIC OMITTED]

                            [PHOTOGRAPH OF PROPERTY]


   CONSTRUCTION:    Steel-framed construction, tronspot brick exterior with dark reflective windows, anodized aluminum trim

           SIZE: 25,000 sq. ft. one-story building with units from 5,000 sq. ft.

      BAY SPACE:    48' x 42'

 CEILING HEIGHT:    18' clear

  TRUCK LOADING:    Provision for tailgate loading

FIRE PROTECTION:    Fully sprinklered

      INTERIORS:    Finished to specification

           SITE:    Well-landscaped site; adjacent parking for 100 cars

EAST GATE CENTER

25,500 Sq. Ft. Officel Flex Building
817 East Gate Drive
Mount Laurel, Burlington County, NJ

                               [GRAPHIC OMITTED]

                            [PHOTOGRAPH OF PROPERTY]

                                 [MAP OF AREA]

o This handsome, 25,500 sq. ft. office/ Flex building offers efficient, flexible space to accommodate the growth potential of corporate users for office or a combination of office/service space.

o Strategically positioned in the highly respected East Gate Center, it has immediate access to a superb network of interconnecting highways including New Jersey Turnpike (Exit 4), I-295 and NJ Routes 73 and 38.

o Philadelphia, Trenton, Princeton and the Philadelphia International Airport are all within 3O minutes drive; New York is 90 minutes away and Wilmington, less than one hour.

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

The subject property is under the taxing jurisdiction of both Mount Laurel and Moorestown Townships. Taxes are levied against all real and personal property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real and personal property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject's real and personal property, we have reviewed both the present and historical tax rates combined with a forecast of the assessments.

Tax Rates

The following is a chart displaying the five and ten year trend in tax rates levied by the above noted taxing jurisdictions:

================================================================================
                    Tax Rates Per $100 of Assessed Value
================================================================================
Taxing Authority    1987 Tax Rate          1992 Tax Rate          1997 Tax Rate
================================================================================
Mount Laurel Twp.        $1.780                 $2.653                 $2.362
--------------------------------------------------------------------------------
Moorestown Twp.          $2.842                 $2.503                 $2.933
--------------------------------------------------------------------------------

================================================================================

As the preceding chart indicates, the tax rates affecting the Mount Laurel properties have declined by approximately 2.3 percent per year over the past five years (since 1992), but increased 2.6 percent per year over the past eleven years (since 1997). The tax rates affecting the Moorestown properties have increased by approximately 3.2 percent per year over the past five years (since
1992), but increased less than 0.3 percent per year over the past eleven years (since 1997). Typically, over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent.

Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the likely stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

The foregoing Mount Laurel and Moorestown township assessment offices establish the assessed value on real property for the previously noted taxing jurisdictions. The 1997 assessment, as well as the historical assessments for 1995 and 1996 are as follows:



================================================================================
                         Historical Assessed Value
================================================================================
                      1995                 1996                  1997
================================================================================
Land               $10,151,000         $10,151,000            $10,151,000
--------------------------------------------------------------------------------
Building           $21,957,000         $21,957,000            $21,957,000
--------------------------------------------------------------------------------
Total              $32,108,000         $32,108,000            $32,108,000
================================================================================

================================================================================


                                      -27-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                             Real Property Taxes And Assessments
================================================================================

As can be seen from the above charts, the 1995 through 1997 tax assessment for the subject properties has remained stable. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have compared the assessment to estimated value of the subject property as concluded in this report.

According to Burlington County, the current assessment-to-value ratio in Mount Laurel Township is 99.49 percent. Thus, for those improved properties situated in Mount Laurel, the estimated total assessment of $25,051,000 implies a market value, for tax purposes, of $25,180,000. Based upon our subsequent aggregate value conclusion for these parcels of $42,375,000, it appears that these properties are under assessed and an appeal for a reduction should not be pursued.

According to Burlington County, the current assessment-to-value ratio in Moorestown Township is 85.41 percent. Thus, for those improved properties situated in Moorestown, the estimated total assessment of $2,490,000 implies a market value, for tax purposes, of $2,915,000. Based upon our subsequent aggregate value conclusion for these parcels of $2,750,000, it appears that these properties are reasonably assessed and an appeal for a reduction should not be pursued.

Further, a review of the current assessments on the vacant development parcels indicates an implied market value of $4,880,000 relative to our subsequent value conclusion for these properties of $5,100,000. Again, the current assessments on these parcels appear reasonable.

Ad Valorem Tax Conclusions Applying the 1997 assessment for the individual properties to the appropriate 1997 tax rate results in a combined tax burden of approximately $782,600 in that year as calculated on the following page.
================================================================================


                                      -28-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

================================================================================
                                East Gate Center
                                  Tax Summary
================================================================================
                                                                    Annual
   Address                 Township   Tax Rate/$100  Assessment      Tax
--------------------------------------------------------------------------------
700 East Gate Drive      Mount Laurel    $2.362     $7,136,600    $168,567

701 East Gate Drive      Mount Laurel    $2.362     $3,668,100    $ 86,640

303 Fellowship Road      Mount Laurel    $2.362     $2,923,100    $ 69,044

305 Fellowship Road      Mount Laurel    $2.362     $2,923,100    $ 69,044

307 Fellowship Road      Mount Laurel    $2.362     $2,923,100    $ 69,044

309 Fellowship Road      Mount Laurel    $2.362     $2,923,100   $ 69,044

815-17 East Gate Drive   Mount Laurel    $2.362     $2,553,800    $ 60,321

304 Harper Drive         Moorestown      $2.933     $1,650,000    $ 48,395

305 Harper Drive         Moorestown      $2.933     $  840,000    $ 24,637

East Side Nixon Dr.
(vacant land)            Moorestown      $2.933     $1,750,000    $ 51,327

East Side Nixon Dr.
(vacant land)            Mount Laurel    $2.362     $2,817,100    $ 66,540
================================================================================

The above taxes have been paid for 1997.
================================================================================


                                      -29-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

      The improved properties in Mount Laurel Township are currently zoned 1, Industrial by Mount Laurel Township. The use regulations in this district permit most light industrial type land uses. In addition, offices are a permitted use within this zoning classification. The developmental requirements of this zone are summarized as follows:


================================================================================
                            Development Requirements
                                  I-Industrial
                             Mount Laurel Township
================================================================================
Minimum Lot Area:
        Interior Lot                          40,000 square feet
        Corner Lot                            60,000 square feet
--------------------------------------------------------------------------------
Minimum Lot Width at Building Line            100 feet
--------------------------------------------------------------------------------
Minimum Lot Frontage                          150 feet
--------------------------------------------------------------------------------
Minimum Front Yard:                           50 feet
--------------------------------------------------------------------------------
Minimum Side Yard:                            20 feet; 50 feet combined
--------------------------------------------------------------------------------
Minimum Rear Yard:                            50 feet
--------------------------------------------------------------------------------
Maximum Building Height:                      60 feet
--------------------------------------------------------------------------------
Maximum Lot Coverage                          50 percent
--------------------------------------------------------------------------------
Minimum Building Area
        1 Story                               1,100 feet
        1 1/2 Story of more                   1,300 feet
--------------------------------------------------------------------------------
Minimum Parking                               1 space for each 250 feet of floor
================================================================================

      The portion of the vacant development sites situated in Moorestown Township is currently zoned SRC, Specially Restricted Commercial. This zoning designation provides for integrated uses such as shopping centers, campus type office parks, corporate headquarters and similar large site, low density development. Developmental requirements include the following.

================================================================================
                     SRC - Specially Restricted Commercial
                              Moorestown Township
================================================================================
Lot Area                                                60,000 s.f.
--------------------------------------------------------------------------------
Lot Width                                                   200'
--------------------------------------------------------------------------------
Maximum Lot Coverage                                 Structural - 50%
                                                     Impervious - 80%
--------------------------------------------------------------------------------
Minimum Front Yard                                        75 Feet
--------------------------------------------------------------------------------
Minimum Side Yard                                         25 Feet
--------------------------------------------------------------------------------
Minimum Rear Yard                                         25 Feet
--------------------------------------------------------------------------------
Maximum Building Height                                   45 Feet
--------------------------------------------------------------------------------
Parking Requirements                             6 spaces per 1,000 S.f.
================================================================================

      The portion of the vacant development sites situated in Mt. Laurel Township is currently zoned MCD, Major Commercial District. This zoning designation provides for multi-facility structures used for commercial, cultural, entertainment and recreational purposes and includes shopping centers. Developmental requirements include the following.

================================================================================


                                      -30-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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

                                                                          Zoning
================================================================================

================================================================================
                         MCD Major Commercial District
                              Mt. Laurel Township
================================================================================
Lot Area                                                50 acres
Maximum Lot Coverage                                 Structural - 30%
--------------------------------------------------------------------------------
Minimum Front Yard                                       75 Feet
--------------------------------------------------------------------------------
Minimum Side Yard                                        75 Feet
--------------------------------------------------------------------------------
Minimum Rear Yard                                        75 Feet
--------------------------------------------------------------------------------
Maximum Building Height                                 1 10 Feet
--------------------------------------------------------------------------------
Parking Requirements                        5.5 spaces  per 1.000 s.f. (Retail)
================================================================================

We have been informed by local zoning officials that the improved properties within this portfolio have been accepted as legal, conforming uses. Further, it is noted that the vacant development parcels are subject to an approved conceptual plan which will permit approximately 110,000 square feet of building area, plus a 240 room, 10 story hotel.

We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================


                                      -31-
                                                                       CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

According to the Dictionary of Real Estate Appraisal, Third Edition (1 993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

The subject sites situated within the East Gate Corporate Center vary in size from approximately 2.0 acres to 11.25 acres, with excellent frontage along East Gate Drive, Fellowship Road and Harper Drive. The size and configuration of these sites is felt to provide a suitable land use and/or development potential for a wide variety of possible and ordinary business park land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate. The vacant development parcels total 48.087 acres and offer excellent frontage along Nixon Drive and exposure along Interstate 295. These parcels however, are negatively impacted by the existence of flood plain and wetlands areas, and the total buildable area is less than typical..

Legally Permissible

The subject's zoning classification permits a wide range of office, retail, and light industrial uses. As previously mentioned, we are not experts in the interpretation of complex zoning ordinances. Additionally, there are no private restrictions which are known to adversely affect the utilization of the land. Thus, a planned office utilization of the subject parcels is legally permissible. Further, retail and lodging uses are permitted uses according to the approved conceptual plan for the vacant development sites.

Financially Feasible

The Regional Analysis section of this report presents demographic and general economic trends which are now favorable for real estate ownership and development. This is particularly true for the suburban communities surrounding Philadelphia and in Southern New Jersey where population growth and employment creation are expected to positively continue into the foreseeable future. In spite of this optimism, real estate owners and investors must be cognizant of the fact that the region is densely developed on a relative basis with a mature economy which serves to limit opportunities. Thus, only those properties with a desirable location and functional design are expected to out perform inflation in the general economy.

In the local real estate market, occupancies among office properties are now the highest in several years with a- moderate increase in rental rates being achieved. Additionally, the industrial sector has witnessed a steady decline in vacancies since reaching a peak of 18.2 percent in 1992. Financing is now available when sufficiently supported by the credit of an owner or major tenant. Considering the strength of the market, permitted uses by zoning and the site's physical traits, it is our opinion that the highest and best use of the land within the East Gate Corporate Center on a vacant basis is office development.

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

                                                            Highest and Best Use
================================================================================

Further, based upon the on-going market acceptance and support of the East Gate Square retail development, we believe the highest and best use of the vacant development parcels is for continued commercial development compatible with this major retail complex.

Highest and Best Use of Property as Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Physical Considerations

The subject sites have been improved with the existing office and office/flex structures and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

The subject sites, as presently improved, represents a legal, conforming use.

Financially Feasible

The use of the subject improvements is considered to contribute in an economic manner to the subject sites. Occupancy levels at the subject property are generally consistent with competing office and office/flex buildings in Southern New Jersey. We believe the occupancy levels of the those buildings comprising the subject property which are currently below 90 percent will increase steadily to a stabilized occupancy of 97 percent over the course of the holding period, a level considered to indicate market feasibility.

Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site as improved.

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

                                                               VALUATION PROCESS
================================================================================

In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent office and office/flex building sales within the subject's market area, which contain similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the sale price per square foot and extracted overall capitalization rates.

      o Correlated the various value indications into a point value estimate from within the range.

In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office and office/flex uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

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                                                               Valuation Process
================================================================================

              In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

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                                                                       CUSHMAN &
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                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

            1. research recent, relevant property sales and current offerings throughout the competitive area;

            2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

            3. identify sales that include favorable financing and calculate the cash equivalent price;

            4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

            5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

            6. interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

Over the past 12 months, the market has shown signs of improvement. Rents have increased and concession packages have dissipated while positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large pension funds/European and Asian investors/opportunistic investors such as Vulture Funds stimulated in an effort to capture "bottom of the market" sale prices. In recent months, several local REITs have been very active in office and light industrial acquisitions.

The subject property consists of a portfolio of seven multi-story office buildings, as well as three single story office/flex buildings.

Mid-Rise Improved Sales

On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of the multi-story office buildings in this portfolio. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

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                                                       Sales Comparison Approach
================================================================================

It is noted that Comparable Sales #1 through #3 represent Class A properties which were analyzed relative to 700 and 701 East Gate Drive. Comparable Sales #4 through #6 represent Class B properties which were analyzed relative to the 303-309 Fellowship Road buildings and the 304 Harper Drive building.

700 East Gate Drive

      This property is a 118,071 square foot, multi-story, Class A office building on 6.855 acres of land which was constructed in 1984. It is now 93 percent occupied by 14 tenants. On the date of inspection, the building was in very good condition having benefited from an on-going maintenance program. This complex presents excellent interior office finishes and a dramatic central atrium. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leasehold interests. Locationally, Sale #1 exhibits superior attributes due to its proximity to King of Prussia and the Route 202 corridor.

      Physically, this property was constructed during 1988 and 1990 and was in excellent condition at the time of sale which is superior in terms of age and condition of the subject. Economically, Sale #1 was 97 percent leased at the time of conveyance which is slightly superior to the 93 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #1.

      Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leasehold interests. Locationally, Sale #2 exhibits similar attributes to the subject due to its proximity to the airport and the regional highway system.

      Physically, this property was constructed during 1988 and was in very good condition at the time of sale which is slightly superior in terms of age and condition of the subject. Economically, Sale #2 was 100 percent leased at the time of conveyance which is superior to the 93 percent occupancy now experienced by the subject. It is noted however, that the major tenant in the complex, PNC Bank, will be vacating the property in the intermediate term. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is also warranted for Sale #2.

      Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing and without any adverse leasehold interests. Relative changes in the supply and demand for real property between specified dates will affect the prices which will be paid in a competitive and open market. Investor interest in product like the subject has been limited, particularly in Southern New Jersey. Up until recently, the marketplace was characterized by an over-supply of space and a diminishing demand for it. Rental rates were declining, concessions were plentiful, and tenant work-letters were overly generous in order to secure tenants. As an asset class, real estate had fallen out of favor due to the perceived high risks associated with it.

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                                                                       CUSHMAN &
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                                                       Sales Comparison Approach
================================================================================

Within the last twelve months or so, these market characteristics have shifted dramatically, as market participants with significant capital compete for high quality assets. Still, the New Jersey side of the suburban office and office/flex market has not attracted the same investor interest as is the Pennsylvania side. Recent activity by Liberty Property Trust, Brandywine Realty Trust, and Preferred Properties in this market suggests more investor focus on Southern New Jersey. Thus, an upward adjustment for improved market conditions is appropriate to Comparable Sale #3. Locationally, Sale #3 exhibits superior attributes to the subject due to its Cherry Hill location near Route 38.

Physically, this property represents a seven story office complex containing 121,737 square feet situated on a 6.32 acre site. The property features superior access and visibility relative to the subject and a no adjustment is considered appropriate for this characteristic. The improvements were constructed in 1990 and considered in very good overall condition, which is superior to the subject. Economically, Sale #3 was only 67 percent leased at the time of conveyance which is inferior to the 93 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

Conclusion - The three sales assembled for this analysis of 700 East Gate Drive reflect a range in unit value from $88.03 to $163.29 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $90.00 to $100.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $11,200,000 for 700 East Gate Drive. This indication of value is equal to $94.86 per square foot of building area.

701 East Gate Drive

      This property is a 61,477 square foot, multi-story, Class A office building on 11.25 acres of land which was constructed in 1986. It is now 100 percent occupied by 10 tenants. On the date of inspection, the building was in very good condition having benefited from an on-going maintenance program. This complex presents excellent interior office finishes and a dramatic central rotunda lobby. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leasehold interests. Locationally, Sale #1 exhibits superior attributes due to its proximity to King of Prussia and the Route 202 corridor.

      Physically, this property was constructed during 1988 and 1990 and was in excellent condition at the time of sale which is superior in terms of age and condition of the subject. Economically, Sale #1 was 97 percent leased at the time of conveyance which is slightly inferior to the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #1.

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                                      -38-
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
                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leasehold interests. Locationally, Sale #2 exhibits similar attributes to the subject due to its proximity to the airport and the regional highway system.

      Physically, this property was constructed during 1988 and was in very good condition at the time of sale which is slightly superior in terms of age and condition of the subject. Economically, Sale #2 was 100 percent leased at the time of conveyance which is consistent with the 100 percent occupancy now experienced by the subject. It is noted however, that the major tenant in the complex, PNC Bank, will be vacating the property in the intermediate term. No non-realty items of property were reported to be included in the price for this property. Overall, a slight negative adjustment is also warranted for Sale #2.

      Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing and without any adverse leasehold interests. As this property transferred in mid 1996, an upward adjustment for improved market conditions is appropriate to Comparable Sale #3. Locationally, Sale #3 exhibits superior attributes to the subject due to its Cherry Hill location near Route 38.

      Physically, this property represents a seven story office complex containing 121,737 square feet situated on a 6.32 acre site. The property features superior access and visibility relative to the subject and an upward adjustment is considered appropriate for this characteristic. The improvements were constructed in 1990 and considered in very good overall condition, which is superior to the subject. Economically, Sale #3 was only 67 percent leased at the time of conveyance which is inferior to the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

      Conclusion - The three sales assembled for this analysis of 701 East Gate Drive reflect a range in unit value from $88.03 to $163.29 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $100.00 to $110.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $6,500,000 for 701 East Gate Drive. This indication of value is equal to $105.73 per square foot of building area.

303-305-307-309 Fellowship Road

      This component of the property are a series of four, compatibly designed, modern, three story office complexes each containing approximately 57,000 square feet of gross building area. Constructed in phases between 1979 and 1982, the buildings are classified as Class B buildings but are nevertheless in good condition. 303 and 305 Fellowship Road are both now 90 percent occupied by 6 tenants each. 307 Fellowship Road is 87 percent occupied by 18 tenants and 309 Fellowship Road is only 76 percent occupied by 7 tenants. This complex presents quality interior office finishes and possesses good "curb appeal". With regard to the market data assembled for this analysis, the following comparisons are made:

================================================================================


                                      -39-
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                                                       Sales Comparison Approach
================================================================================

Comparable Property Sale #4 was acquired by deed-in-lieu of foreclosure with the seller considered somewhat motivated to sell. It was transferred without any adverse leasehold interests, however an upward adjustment is considered appropriate to reflect improved market conditions since the date of sale. Locationally, Sale #4 exhibits similar attributes as the subject.

Physically, this property represents a four story office complex containing 62,069 square feet situated on a 4.34 acre site. The property features superior access and visibility relative to the subject and a negative adjustment is considered appropriate for this characteristic. The improvements were constructed in 1985 and considered in average overall condition, which is consistent with the average to good condition of 303-309 Fellowship Road. Overall, this property is considered physically comparable to the subject property. Economically, Sale #4 was only 63 percent leased at the time of conveyance which is far inferior to the 87 to 90 percent occupancy now experienced by the 303-307 Fellowship Road properties and somewhat inferior to the 309 Fellowship Road property. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4, relative to each of the Fellowship Road properties.

Comparable Property Sale #5 was an arms length transaction acquired with market oriented financing. It was transferred without any adverse leasehold interests, however an upward adjustment is considered appropriate to reflect improved market conditions since the date of sale. Locationally, Sale #5 exhibits similar attributes as the subject.

Physically, this property represents a three story office complex containing 38,500 square feet situated on a 2.52 acre site. The property features superior access and visibility relative to the subject and a negative adjustment is considered appropriate for this characteristic. The improvements were constructed in 1984 and considered in average overall condition, which is consistent with the average to good condition of 303-309 Fellowship Road. Overall, this property is considered physically comparable to the subject property. Economically, Sale #5 was 100 percent leased at the time of conveyance which is somewhat superior to the 87 to 90 percent occupancy now experienced by the 303-307 Fellowship Road properties and far superior to the 309 Fellowship Road property. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4, relative to each of the Fellowship Road properties.

Comparable Property Sale #6 was an arm's length transaction accomplished with market oriented financing and without any adverse leasehold interests. As this property transferred recently, no adjustment for market conditions is appropriate to Comparable Sale #6. Locationally, Sale #6 exhibits similar attributes to the subject due to its Greentree Corporate Center location in nearby Marlton.

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                                      -40-
                                                                       CUSHMAN &
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

                                                       Sales Comparison Approach
================================================================================

Physically, this property represents a three story office complex containing 45,889 square feet situated on a 4.29 acre site. The property features similar access and visibility relative to the subject and a no adjustment is considered appropriate for this characteristic. The improvements were constructed in 1986 and considered in average overall condition, which is similar to the subject. Economically, Sale #6 was 65 percent leased at the time of conveyance which is inferior to the occupancy levels now experienced by the subject, No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #6.

Conclusion - The three sales assembled for this analysis of 303-309 Fellowship Road reflect a range in unit value from $54.78 to $79.22 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $75.00 to $85.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current average market value indication equal to $80.00 to $85.00 per square foot of building area, depending upon the economic characteristics of each building. Therefore, the following conclusions would be appropriate for the Fellowship Road properties.

================================================================================
      303 Fellowship Road                 $4,300,000      $80.81/s.f.
--------------------------------------------------------------------------------
      305 Fellowship Road                 $4,700,000      $84.45/s.f.
--------------------------------------------------------------------------------
      307 Fellowship Road                 $4,400,000      $80.62/s.f.
--------------------------------------------------------------------------------
      309 Fellowship Road                 $4,450,000      $80.39/s.f.
================================================================================

304 Harper Drive

      This property is a 29,537 square foot two story office building on 2.51 acres of land which was constructed in 1975. It is now 91 percent occupied by 8 tenants. On the date of inspection, the building was in fair to average condition having benefited from an on-going maintenance program, but featuring dated restrooms. The data previously analyzed for the Fellowship Road properties are applicable to this property as well.

      Comparable Property Sale #4 is adjusted upward for the special motivations of the seller and the superior current market conditions. This adjustment is mitigated by the inferior access, visibility, age and physical condition of the subject. A positive adjustment to Sale #4 is considered due to its 63 percent occupancy at the time of conveyance which is inferior to the subject's 91 percent occupancy. Overall, a positive adjustment is felt warranted to Comparable Sale #4.

      A positive adjustment is made to Comparable Property Sale #5 due to the superior current market conditions relative to the date of sale. A negative adjustment is appropriate for its superior access and visibility relative to that of the subject. An additional negative adjustment is taken to recognize the superior condition afforded by Sale #2. Economically, Sale #5 was 100 percent leased at the time of conveyance. Overall, a negative adjustment is warranted for Sale #5

================================================================================


                                      -41-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #6 has a comparable location but is physically superior to the subject. Economically, Sale #6 was 65 percent leased at the time of conveyance. Overall, despite the current occupancy, a negative adjustment is warranted for Sale #6

      Conclusion - As before, the adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $60.00 to $70.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $1,900,000 for 304 Harper Drive. This indication of value is equal to $64.32 per square foot of building area.

Single Story Office/Flex Improved Sales

On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of the single-story office/flex buildings in this portfolio. Again, the most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

815 East Gate Drive

      This property is a 25,500 square foot single story office/flex building situated on 5.98 acres of land. This site also supports 817 East Gate Drive which will be subsequently valued independently. The building was constructed circa 1986. It is now 87.7 percent occupied by 2 tenants. The vacant space consists of 3,310 square feet. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. This facility provides 100 percent interior office finishes on an overall basis. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #7 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leasehold interests. Locationally, Sale #7 exhibits a slightly inferior location to that of the subject property.

      Physically, this property was in good condition at the time of sale similar to that of the subject property, however the property exhibited only 85 percent finished offices. Economically, however, Sale #7 was 95 percent leased at the time of conveyance which is superior to the 87 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a slight positive adjustment is warranted for Sale #1.


                                      -42-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #8 and #9 were both arms length transactions achieved with market oriented financing and without any adverse leaseholds. Both comparables were situated within the Cambridge Crossing Business Park which is regarded as similar in terms of overall locational attributes. Physically, these properties were in good condition at the time of sale which is comparable to that of the subject. Similarly, both buildings consisted of 100 percent finished offices. Economically, Sale #8 and #9 were 100 percent leased at the time of conveyance. Thus a slight negative adjustment was applied. Overall, a negative adjustment is warranted for Sales #8 and #9.

      Finally, Comparable Property Sale #10, also took place between two unrelated parties and was achieved with market oriented financing and without adverse leaseholds. The property benefits from a similar campus-like setting to that of the subject property. Physically, this property was in good condition at the time of sale, having also benefited from an on-going maintenance program. Economically, Sale #10 was 89 percent leased at the time of conveyance which is also similar to the subject. Overall, a nominal adjustment was warranted to Sale #1 0.

      Conclusion - The four sales assembled for this analysis of 815 East Gate Drive reflect a range in unit value from $59.89 to $69.14 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $62.00 to $67.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $1,675,000 for 815 East Gate Drive. This indication of value is equal to $65.68 per square foot of building area.

817 East Gate Drive

      This property is a 25,351 square foot single story office/flex building situated on 5.98 acres of land. This site also supports 815 East Gate Drive. The building was constructed circa 1986. It is now 100 percent occupied by 2 tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. This facility provides 80 percent interior office finishes on an overall basis. The property possesses good "curb appeal" and features good quality construction materials. The data previously analyzed for 815 East Gate Drive are applicable to this property as well.

      Comparable Property Sale #7 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leasehold interests. Locationally, Sale #7 exhibits a slightly inferior location to that of the subject.

      Physically, this property was in good condition at the time of sale similar to that of the subject property and exhibited 85 percent finished offices. Economically, Sale #1 was 95 percent leased at the time of conveyance which is slightly inferior to the 100 percent occupancy now experienced by the subject. However, given the short term of EMTEC, who occupies 15,596 square feet and expires March 1998, no adjustment was considered necessary. No non-realty items of property were reported to be included in the price for this property. Thus, an overall positive adjustment is warranted for Sale #7.

================================================================================


                                      -43-
                                                                       CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #8 and #9 were both arms length transactions achieved with market oriented financing. Both comparables were situated within the Cambridge Crossing Business Park which is regarded as similar in terms of overall locational attributes. Physically, these properties were similarly in good condition at the time of sale. However, both comparable buildings consisted of 100 percent finished offices which warranted negative adjustments. Economically, Sale #8 and #9 were 100 percent leased at the time of conveyance. Thus a slight negative adjustment was applied. As a result of our comparison, an overall negative adjustment is warranted for Sales #8 and #9.

      Finally, Comparable Property Sale #10, also took place between two unrelated parties and was achieved with market oriented financing. The property benefits from a similar campus-like setting to that of the subject property. Physically, this property was in good condition at the time of sale, having also benefited from an on-going maintenance program. However, the property consisted of 100 percent finished offices and a negative adjustment was applied as a result. Although Sale #10 was 89 percent leased at the time of conveyance, the short term nature of the lead tenant at the subject property resulted in a nominal adjustment. Overall, a negative adjustment was warranted to Sale #100.

      Conclusion - The four sales assembled for this analysis of 817 East Gate Drive reflect a range in unit value from $59.89 to $69.14 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $62.00 to $67.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $1,600,000 for 817 East Gate Drive. This indication of value is equal to $63.11 per square foot of building area.

305 Harper Drive

      This property is a 14,980 square foot single story office/flex building on
2.00 acres of land which was constructed in 1979. It is now 100 percent occupied by 1 tenant. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The current configuration of the complex is approximately 47 percent finished office space with the remainder semi-finished assembly space. The facility is 100 percent sprinklered. The property possesses good "curb appeal" and features good quality construction materials. On the opposing page is a presentation of the market data assembled for our analysis of this property.

      Comparable Property Sale #7 is considered to possess a slightly inferior location to that of the subject. Physically, this property was in good condition at the time of sale similar to that of the subject property and exhibited 85 percent finished offices, which is a superior physical characteristic. Economically, Sale #7 was 95 percent leased at the time of conveyance which is slightly inferior to the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a slight positive adjustment is warranted for Sale #1.

================================================================================


                                      -44-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #8 and #9 were both arms length transactions achieved with market oriented financing. Both comparables were situated within the Cambridge Crossing Business Park which is regarded as similar in terms of overall locational attributes. Physically, these properties were similarly in good condition at the time of sale. However, both comparable buildings consisted of 100 percent finished offices which warranted negative adjustments. Economically, Sale #8 and #9 were 100 percent leased at the time of conveyance. Thus no adjustment was applied for economic characteristics. As a result of our comparison, an overall negative adjustment is warranted for Sales #8 and #9.

      Finally, Comparable Property Sale #10, also took place between two unrelated parties and was achieved with market oriented financing. The property benefits from a similar campus-like setting to that of the subject property. Physically, this property was in good condition at the time of sale, having also benefited from an on-going maintenance program. However, the property consisted of 100 percent finished offices and a negative adjustment was applied as a result. Sale #10 was 89 percent leased at the time of conveyance, resulted in a nominal positive adjustment. Overall, a negative adjustment was warranted to Sale #100.

      Conclusion - The four sales assembled for this analysis of 305 Harper Drive reflect a range in unit value from $59.89 to $69.14 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $60.00 to $65.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $925,000 for 305 Harper Drive. This indication of value is equal to $61.75 per square foot of building area.

================================================================================


                                      -45-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

Final Conclusions

      The subject property consists of both mid-rise office buildings and single story office/flex buildings. Due to differences among these, two sets of data were necessary for this comparative analysis of the real estate. Based upon these analyses, it is our conclusion that the Sales Comparison Approach indicates a total market value of FORTY ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($41,650,000) for the entire subject property. This total value is comprised as follows:

================================================================================
                               Final Conclusions
================================================================================
                                                   Indicated Market
      Property                                          Value
================================================================================
700 East Gate Drive                                   $11,200,000
701 East Gate Drive                                   $ 6,500,000
303 Fellowship Road                                   $ 4,300,000
305 Fellowship Road                                   $ 4,700,000
307 Fellowship Road                                   $ 4,400,000
309 Fellowship Road                                   $ 4,450,000
304 Harper Drive                                      $ 1,900,000
815 East Gate Drive                                   $ 1,675,000
817 East Gate Drive                                   $ 1,600,000
305 Harper Drive                                      $   925,000
                                                      ------------
TOTAL                                                 $41,650,000
================================================================================

================================================================================


                                      -46-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion, the discounted cash flow method is the more appropriate capitalization technique as the subject property consists of ten separate parcels occupied by a number of tenants at differing rental rates for varying lease durations. Direct capitalization does not adequately account for the subtlties of all those variables. The following is a discussion of our discounted cash flow analysis for each parcel which comprises the subject property.

700 East Gate Drive

      This property is a 118,071 square foot, five story, multi-tenant, Class A office building which is now 93 percent occupied by 14 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 700 East Gate Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, existing contracts provide for base rental income of $16.49 per square foot in the coming 12 months.

      Two major tenants in the subject, Copelco and HBO, occupy 39,000 square feet and 24,857 square feet, respectively, which equates to approximately 54 percent of the property. Their annual rent is equivalent to $16.50 and $18.75 per square foot, respectively. The credit quality for the minor tenants ranges from average to good within the context of their mostly unrated status.

      There are two short term lease expirations which will result in vacancies of 2,140 square feet and 6,680 square feet. Given the current vacancy rate, as well as the decreasing supply of available space within the marketplace, we have projected that this space can be absorbed by the market within nine months. The term of the spec tenant will be for five years at a market derived rental rate of $19.67 per square foot.

================================================================================


                                      -47-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

At the subject property, three leases were negotiated in the past year at average rental rates ranging from $15.08 per square foot to $21.51 per square foot on a full service basis. Tenant areas range from about 359+/- square feet up to 2,115+/- square feet. The following summarizes this recent leasing activity.

================================================================================
                                 Recent Leasing
                              700 East Gate Drive
================================================================================
Tenant                      Rentable Area               Contract Rent
================================================================================
Phoenix Home Life              1,805 SF               $15.08/SF - gross
News Nook                        359 SF               $21.51/SF - gross
Union Labor Life               2,115 SF               $19.00/SF - gross
================================================================================

On the opposing page is a presentation of recent rental rates on mid-rise office space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $13.82 per square foot on a net basis up to $21.00 per square foot on a gross basis plus electricity.

Comparable Lease #1 is in the Century Corporate Center a short distance from East Gate. This facility is not as physically desirable as the subject, and it was written on a plus electric basis. Overall, a positive adjustment is made to this comparable. Comparable Lease #2 is within the Laurel Corporate Center, approximately two miles east of the subject. This complex is considered slightly superior to East Gate. Further, this lease was written on a net basis. With expenses averaging approximately $7.00 per square foot, the gross rent would be equivalent to approximately $20.82 per square foot. Overall, a positive adjustment is appropriate to this comparable. Comparable Lease #3 is within the 901 Route 73 building. Although providing superior visibility to the subject, the complex is a Class B building considered less desirable than the subject. An overall positive adjustment is considered warranted to this comparable. Comparable Lease #4 is within the LibertyView Building, a seven story building representing the newest multi-tenant building in the market. The lease was structured at $21.00 per square foot plus electric. These costs can equal $2.00 per square foot, making the full service rate $23.00 per square foot. This facility is located along Haddonfield Road in Cherry Hill and is generally perceived as superior in terms of location. The project is considered one of the premier developments in South Jersey and is physically superior to 700 East Gate Drive. Overall, a negative adjustment is made to this lease. Comparable Lease #5 is also within the LibertyView Building. The lease was structured at $20.35 per square foot plus electric. Overall, a negative adjustment is made to this lease. Comparable Lease #6 is within Woodland Falls IV, a three story multi-tenant building in the Woodland Falls Corporate Center. The lease was structured at $19.40 per square foot plus electric. These costs can be as much as $2.00 per square foot making the full service rate $21.40 per square foot. This facility is located along Route 38 in Cherry Hill and is generally perceived as superior in terms of location. The project was constructed in 1989 and is considered one of the premier developments in South Jersey. Woodland Falls IV is physically superior to the subject. Overall, a negative adjustment is made to this lease.

================================================================================


                                      -48-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

In addition to analyzing actual lease transactions inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant workletters, however, are a standard and felt to range from $10.00 to $20.00 per square foot depending on the size of the tenant, the quality of the building, and the duration of the lease.

After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $19.00 per square foot on a full service basis. This rent would be adjusted annually by 50 percent of the increase in the Consumer Price Index over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the first year of occupancy.

Market rent is forecasted to increase by 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report. More importantly, we are of the opinion that these growth rates reflect the current supply/demand relationship of space in the local market which, all other factors being equal, will move toward equilibrium over time.

Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

Allowance for Vacancy and Credit Loss - A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized; should this tenant vacate, then it is our expectation that an average down time of approximately six months time would be reasonable to re-lease the space. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is two months.

================================================================================


                                      -49-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

================================================================================
                             Lag Vacancy Allowance
================================================================================
 Event      Probability          X           Down Time    =    Weighted Time
================================================================================
Rollover        65%              X             - 0 -      =        - 0 -
Turnover        35%              X            6 months    =      2 months
--------------------------------------------------------------------------------
Total           100%            Average Weighted Time     =      2 months
================================================================================

Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the ten year holding period is 97.1 percent. Including our overall vacancy/global credit loss allowance estimated at 3.0 percent, the implied overall occupancy rate of the subject property over the ten year holding period is 94.1 percent.

Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of these data sets.

As can be seen, historic operating expenses at the subject property from 1994 through 1996 ranged from $5.85 to $6.83 per square foot. Current ownership budgets operating expenses at $7.37 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $7.23 per square foot at the subject property based upon the following:

      Real Estate Taxes - This item is sensitive to a specific local jurisdiction so that a direct comparison with those expense data available from the market is not possible. However, in the Real Estate Tax and Assessments section of this report, we document the level of assessment on the subject building. In the initial year of the investment, the cost of real estate taxes associated with 700 East Gate Drive, was projected to be $173,231.

      Insurance - The history of the subject and the data available from our files indicate an extremely tight range for this expense item on a square foot basis. Therefore, we have stabilized the insurance expense at $26,760 or $0.23 per square foot for this analysis.

      Repairs & Maintenance - This expense category includes the annual cost to maintain the facility with supplies and labor. Historically, these costs have ranged from $0.42 to 0.49 per square foot. In the initial year of investment, repairs and maintenance expense is stabilized at $0.47 per square foot.

      Utilities - This expense category typically includes energy to operate the facility plus water and sewer charges. Historically, utilities expense has ranged from $1.65 to $2.09 per square foot. The owner's 1997 projection for the utilities expense was $2.54 per square foot. In the initial year of the investment, a utilities expense was projected to be $2.54 per occupied square foot.

================================================================================


                                      -50-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Cleaning - This expense category typically includes the cost for daily janitorial services including supplies. From 1994 through 1996, the cost associated with cleaning has varied due to changes in occupancy from $0.57 to $0.87 per square foot. We have projected within the initial year of the analysis, a cleaning expense of $0.87 per occupied square foot or $101,295 in aggregate.

      Outside Contracts - At properties like the subject, it is necessary to engage outside contractors for services that include landscaping, snow removal and trash removal. According to ownership, costs associated with outside contracts has historically ranged from $0.52 to $79 per square foot of building area. In addition, ownership has budgeted $0.67 for 1997. In the initial year of the investment, we have projected outside contracts to be $0.69 per square foot.

      Management and Administrative - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.29 to $0.60 per square foot of rentable building area. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.65 per square foot of building area respectively. Additionally, ownership in course of operations, will incur administrative cost such as salaries, legal and auditing fees etc. As a result we have projected in addition to a management burden, $0.31 per square foot in the initial year of the investment for general administrative costs.

      Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, space planning, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

================================================================================


                                      -51-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================


Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $9.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $15.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

================================================================================
                            Tenant Improvement Costs
================================================================================
     Event     Probability    X             Unit Cost     =    Weighted Cost
================================================================================
Rollover           65%        X            $ 9.00/SF      =     $  5.85/SF
Turnover           35%        X            $15.00/SF      =     $  5.25/SF
--------------------------------------------------------------------------------
Total             100%        Average Weighted Cost       =     $ 11.10/SF
================================================================================

Leasing Commissions - In estimating the appropriate stabilized leasing expense for the subject property, the same rollover/turnover probabilities as described above are utilized. The standard leasing commission for new tenants is 6 percent of the first year's rent, 5 percent of the second, 4 percent of the third and 3 percent of each succeeding year's contract rent, payable at lease commencement. Based upon an average five year lease term, leasing commissions are equal to 4.2 percent of total base rental income. The following is a summary of these computations.

================================================================================
                         Effective Leasing Commissions
                          Average Five Year Lease Term
                                Turnover Tenant
================================================================================
Lease Year      %         x         Commission           =   Weighted Rate
================================================================================
     1         20%        X            6%                =       1.20%
     2         20%        X            5%                =       1.00%
     3         20%        X            4%                =        .80%
     4         20%        X            3%                =        .60%
     5         20         X            3%                =        .60%
--------------------------------------------------------------------------------
   Total       100%      Effective Commission Rate       =       4.20%
================================================================================

      For a tenant who elects to renew a lease, half of a commission is payable. On a weighted average basis, then, leasing commissions are equal to 2.84 percent of total effective base rental income over the term. The following is a presentation of these computations.

================================================================================
                           Leasing Commission Expense
================================================================================
 Event       Probability       X       Commission       =    Weighted Cost
================================================================================
Rollover        65%            X           2.1%         =        1.37%
Turnover        35%            X           4.2%         =        1.47%
--------------------------------------------------------------------------------
Total          100%           Average Weighted Rate     =        2.84%
================================================================================

================================================================================


                                      -52-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $11,807.

Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                         Summary of Capitalization Rates
================================================================================
   Sale #               Location                          Capitalization Rate
================================================================================
      1         Westlakes Corporate Center                       9.00%
                Tredyffrin Township, PA

      2         Airport Business Center                         10.00%
                Essington Borough, PA

      8         1025 Briggs Road                                11.00%
                Cambridge Crossing
                Mount Laurel Township, NJ

      9         1000 Briggs Road                                11.00%
                Cambridge Crossing
                Mount Laurel Township, NJ

     10         9001 Lincoln Drive West                         11.46
                Greentree Commons
                Evesham Township, NJ
================================================================================
Terminal Capitalization Rate Selected                           10.50%
================================================================================

================================================================================


                                      -53-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. Our survey indicates that terminal capitalization rates have ranged from 8.0 to 11.0 percent. Based on our most recent experience, we have found little variance between going in and terminal rates. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.5 percent. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $16,860,000 or $142.80 per square foot of building area.

Transaction Costs - From the projected $16,860,600 reversion to an investor in the subject property, we have deducted a total of $506,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $16,354,000 to be received by an investor in the subject property at the end of the holding period.

Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

================================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
================================================================================
              GOING-IN            TERMINAL               IRR
--------------------------------------------------------------------------------
            Low      High       Low      High       Low      High
--------------------------------------------------------------------------------
Mean       8.80%     9.50%      9.30%    9.90%      11.2%    11.6%
--------------------------------------------------------------------------------
Range      8.00%    11.0%       8.00%   11.0%       10.0%    13.0%
================================================================================

================================================================================


                                      -54-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from
11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield 11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
 Discount Rate         Present Worth          Unit Rate        Overall Rate
================================================================================
     11.00%             $11,592,000           $98.18/SF           9.58%
     11.25%             $11,400,000           $96.55/SF           9.75%
     11.50%             $11,211,000           $94.95/SF           9.91%
     11.75%             $11,027,000           $93.39/SF          10.08%
     12.00%             $10,847,000           $91.87/SF          10.24%
================================================================================

Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $10,847,000 to $11,592,000. Considering the quality of the tenant roster in place at the subject, we believe a discount rate which falls toward the mid-point of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $11,211,000 which we round to $11,200,000 as an indication of market value for 700 East Gate Drive via the Income Capitalization Approach.

================================================================================


                                      -55-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      This indication of value produces an implied "going-in" overall capitalization rate of 9.92 percent based upon the initial year's net operating income of $1,110,983. Additionally, based upon a market value of $11,200,000 and a projected future gross reversionary value of approximately $16,860,000, a compound annual rate of appreciation of 4.17 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 51 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

701 East Gate Drive

      This property is a 61,477 square foot, three story, multi-tenant, Class A office building which is now 100 percent occupied by 10 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 701 East Gate Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $17.27 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, four leases were negotiated in the past year at rental rates ranging from $17.35 per square foot to $18.55 per square foot on a full service basis plus electric. The following summarizes this recent leasing activity.

================================================================================
                                 Recent Leasing
                              701 East Gate Drive
================================================================================
  Tenant                     Rentable Area               Contract Rent
================================================================================
Today's Temporary             1,588 SF          $18.41/SF - gross + electric
Digital                       6,369 SF          $17.35/SF - gross + electric
Lockheed Martin               4,619 SF          $18.38/SF - gross + electric
American International        1,214 SF          $18.55/SF - gross + electric
================================================================================

      The rental data previously analyzed for 700 East Gate Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $13.82 per square foot on a net basis up to $21.00 per square foot on a gross basis plus electricity. After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $18.50 per square foot on a full service basis plus electric. Economic rent is forecasted to increase by 3.5 percent throughout the projection period.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

================================================================================


                                      -56-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $5.09 to $5.61 per square foot of building area. Current ownership budgets operating expenses at $5.51 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $5.36 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.50 percent. A 10.50 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $9,312,000 or $151.47 per square foot of building area.

      Transaction Costs - From the projected $9,312,000 reversion to an investor in the subject property, we have deducted a total of $372,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $8,940,000 to be received by an investor in the subject property at the end of the holding period.

================================================================================


                                      -57-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $6,604,000 to $7,036,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
Discount Rate        Present Worth            Unit Rate             Overall Rate
================================================================================
    11.00%             $7,036,000            $114.45/SF               10.35%
    11.25%             $6,924,000            $112.63/SF               10.52%
    11.50%             $6,815,000            $110.85/SF               10.69%
    11.75%             $6,708,000            $109.11/SF               10.86%
    12.00%             $6,604,000            $107.42/SF               11.03%
================================================================================

      Considering the tenant roster in place at the subject property, we believe a discount rate which falls toward the mid-point of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $6,815,000 which we round to $6,800,000 for an indication of market value for 701 East Gate Drive via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 10.71 percent based upon the initial year's net operating income of $728,467.

      Additionally, based upon a market value of $6,800,000 and a projected future gross reversionary value of approximately $9,312,000, a compound annual rate of appreciation of 3.19 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 56 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

303 Fellowship Road

      This property is a 53,208 square foot, three story, multi-tenant, Class B office building which is now 90 percent occupied by 6 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 303 Fellowship Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $16.77 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, two leases were negotiated in the past year at rental rates ranging from $16.68 per square foot to $17.24 per square foot on a full service basis. No tenant improvement allowance was provided on the lower rental rate and only $4.00 per square foot on the higher rental rate. The following summarizes this recent leasing activity.

================================================================================


                                      -58-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================
                                 Recent Leasing
                              303 Fellowship Road
================================================================================
Tenant             Rentable Area                        Contract Rent
================================================================================
Star                 17,596 SF                        $17.24/SF - gross
Hasbro               11,682 SF                        $16.68/SF - gross
================================================================================

      The rental data previously analyzed for are again applicable to this property as well. So as not to be redundant in the remainder of this analysis, the following discussion relates to all of the Fellowship Road properties. As noted, rental rates on space comparable to the subject range from $13.82 per square foot on a net basis up to $21.00 per square foot on a gross basis plus electricity. After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $17.75 per square foot on a full service basis. Economic rent is forecasted to increase by 3.5 percent per annum throughout the projection period.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $6.11 to $6.67 per square foot of building area. Current ownership budgets operating expenses at $7.25 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $6.71 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $7.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $12.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

================================================================================


                                      -59-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

================================================================================
                            Tenant Improvements Costs
================================================================================
  Event       Probability    X         Unit Cost        =         Weighted Cost
================================================================================
Rollover          65%        X         $ 7.00/SF        =          $ 4.55/SF
Turnover          35%        X         $12.00/SF        =          $ 4.20/SF
--------------------------------------------------------------------------------
Total            100%       Average Weighted Cost       =          $ 8.75/SF
================================================================================

      As previously described, on a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.00 percent. An 11.00 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time, The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $6,441,000 or $121.05 per square foot of building area.

      Transaction Costs - From the projected $6,441,000 reversion to an investor in the subject property, we have deducted a total of $257,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $6,184,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $4,266,000 to $4,558,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
Discount Rate          Present Worth           Unit Rate            Overall Rate
================================================================================
   11.00%,              $4,558,000             $85.66/SF              9.82%
   11.25%               $4,482,000             $84.24/SF              9.98%
   11.50%               $4,409,000             $82.86/SF              10.15%
   11.75%               $4,336,000             $81.49/SF              10.32%
   12.00%               $4,266,000             $80.18/SF              10.49%
================================================================================


                                      -60-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Considering the existing tenant roster at the subject property, we believe a discount rate which falls above the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.75 percent internal rate of return, our discounted cash flow model computes to a present worth of $4,409,000 which we round to $4,400,000 for an indication of market value for 303 Fellowship Road via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 10.17 percent based upon the initial year's net operating income of $447,357.

      Additionally, based upon a market value of $4,400,000 and a projected future gross reversionary value of approximately $6,441,000, a compound annual rate of appreciation of 3.88 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 54 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

305 Fellowship Road

      This property is a 55,619 square foot, three story, multi-tenant, Class B office building which is now 90 percent occupied by 6 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 305 Fellowship Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $17.29 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, no leases were negotiated in the past year.

After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $17.75 per square foot on a full service basis. Economic rent is forecasted to increase by 3.5 percent per annum throughout the projection period.

Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

================================================================================


                                      -61-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $5.09 to $5.71 per square foot of building area. Current ownership budgets operating expenses at $6.14 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $6.33 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment'holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.00 percent. An 11.00 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $7,376,000 or $132.62 per square foot of building area.

      Transaction Costs - From the projected $7,376,000 reversion to an investor in the subject property, we have deducted a total of $295,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $7,081,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $4,993,000 to $5,332,000. This discounting process is summarized as follows:

================================================================================


                                      -62-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

================================================================================
                               Investment Summary
================================================================================
Discount Rate     Present Worth            Unit Rate          Overall Rate
================================================================================
  11.00%            $5,332,000             $95.87/SF             10.67%
  11.25%            $5,244,000             $94.28/SF             10.85%
  11.50%            $5,159,000             $92.76/SF             11.03%
  11.75%            $5,075,000             $91.25/SF             11.21%
  12.00%            $4,993,000             $89.77/SF             11.39%
================================================================================

      Considering the tenant roster currently in place at the subject property, we believe a discount rate which falls above the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.75 percent internal rate of return, our discounted cash flow model computes to a present worth of $5,075,000 which we round to $5,100,000 for an indication of market value for 305 Fellowship Road via the Income Capitalization Approach. This indication of value produces an implied "going- in" overall capitalization rate of 11.16 percent based upon the initial year's net operating income of $568,949. While this overall rate is, higher than what is typically required, there are several leases within this property structured at or above our estimate of market rent.

      Additionally, based upon a market value of $5,100,000 and a projected future gross reversionary value of approximately $7,376,000, a compound annual rate of appreciation of 3.75 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 54 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

307 Fellowship Road

      This property is a 54,577 square foot, three story, multi-tenant, Class B office building which is now 87 percent occupied by 18 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 307 Fellowship Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $16.62 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, five leases were negotiated in the past year at rental rates ranging from $14.50 per square foot to $22.00 per square foot on a full service basis. The following summarizes this recent leasing activity.

================================================================================


                                      -63-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      ====================================================================
                                 Recent Leasing
                              307 Fellowship Road
      ====================================================================
      Tenant                   Rentable Area                Contract Rent
      ====================================================================
      Intercraft                   798 SF                $16.83/SF - gross
      Mellon Mortgage             1,063 SF               $22.00/SF - gross
      Robert Half                 2,736 SF               $16.50/SF - gross
      Ultronix                    2,125 SF               $14.50/SF - gross
      Garden State Cable          4,182 SF               $17.75/SF - gross
      ====================================================================

      After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $17.75 per square foot on a full service basis. Economic rent is forecasted to increase by 3.5 percent per annum throughout the projection period.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $6.28 to $6.73 per square foot of building area. Current ownership budgets operating expenses at $6.96 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $7.07 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================


                                      -64-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.00 percent. An 11.00 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $6,614,000 or $121.19 per square foot of building area.

      Transaction Costs - From the projected $6,614,000 reversion to an investor in the subject property, we have deducted a total of $265,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $6,349,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $4,325,000 to $4,627,000. This discounting process is summarized as follows:

      ==========================================================================
                               Investment Summary
      ==========================================================================
      Discount Rate      Present Worth        Unit Rate        Overall Rate
      ==========================================================================
         11.00%           $4,627,000          $84.78/SF            9.40%
         11.25%           $4,549,000          $83.35/SF            9.56%
         11.50%           $4,473,000          $81.96/SF            9.72%
         11.75%           $4,398,000          $80.58/SF            9.89%
         12.00%           $4,325,000          $79.25/SF            10.05%
      ==========================================================================

      Considering the tenant roster currently in place at the subject property, including the short term lease turnover and current vacancy, we believe a discount rate which falls at the upper end of the range now required in the marketplace to be appropriate in this case. Using a 12.00 percent internal rate of return, our discounted cash flow model computes to a present worth of $4,325,000 which we round to $4,300,000 for an indication of market value for 307 Fellowship Road via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 10.11 percent based upon the initial years net operating income of $434,859.

================================================================================


                                      -65-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Additionally, based upon a market value of $4,300,000 and a projected future gross reversionary value of approximately $6,614,000, a compound annual rate of appreciation of 4.40 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 52 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

309 Fellowship Road

      This property is a 55,351 square foot, three story, multi-tenant, Class B office building which is now 76 percent occupied by 7 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 309 Fellowship Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $16.97 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, five leases were negotiated in the past year at rental rates ranging from $17.45 per square foot on a full service basis to $17.92 per square foot on a full service basis plus electric. The following summarizes this recent leasing activity.

      ==========================================================================
                                 Recent Leasing
                              309 Fellowship Road
      ==========================================================================
      Tenant                    Rentable Area             Contract Rent
      ==========================================================================
      Merchants Insurance         7,076 SF              $17.60/SF - gross
      PSE & G                     8,000 SF              $17.45/SF - gross
      NY Life Insurance           8,000 SF           $17.92/SF - gross + elec.
      ==========================================================================

      After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $17.75 per square foot on a full service basis. Economic rent is forecasted to increase by 3.5 percent per annum throughout the projection period.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

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                                      -66-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $5.83 to $6.39 per square foot of building area. Current ownership budgets operating expenses at $6.79 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $6.36 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next years net operating income capitalized at an overall rate of 11.00 percent. An 11.00 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $6,853,000 or $123.81 per square foot of building area.

      Transaction Costs - From the projected $6,853,000 reversion to an investor in the subject property, we have deducted a total of $274,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $6,579,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $4,526,000 to $4,843,000. This discounting process is summarized as follows:

================================================================================

                                      -67-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      ==========================================================================
                               Investment Summary
      ==========================================================================
      Discount Rate        Present Worth         Unit Rate          Overall Rate
      ==========================================================================
          11.00%             $4,843,000          $87.50/SF             8.70%
          11.25%             $4,761,000          $86.01/SF             8.85%
          11.50%             $4,681,000          $84.57/SF             9.00%
          11.75%             $4,602,000          $83.14/SF             9.16%
          12.00%             $4,525,000          $81.75/SF             9.31%
      ==========================================================================

      Considering the tenant roster currently in place at the subject property, including the current vacancy, we believe a discount rate which falls at the upper end of the range now required in the marketplace to be appropriate in this case. Using a 12.00 percent internal rate of return, our discounted cash flow model computes to a present worth of $4,525,000 which we round to $4,500,000 for an indication of market value for 309 Fellowship Road via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 9.36 percent based upon the initial year's net operating income of $421,423. While this overall rate is lower than what is typically required, the complex features upside potential in the currently vacant space.

      Additionally, based upon a market value of $4,500,000 and a projected future gross reversionary value of approximately $6,853,000, a compound annual rate of appreciation of 4.29 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 53 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

304 Harper Drive

      This property is a 29,537 square foot, three story, multi-tenant, Class B office building which is now 91 percent occupied by 8 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 304 Harper Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $15.80 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, three leases were negotiated in the past year at rental rates ranging from $14.75 per square foot on a full service basis to $19.65 per square foot on a full service basis. The upper limit of the range is a recently negotiated transaction with Legg Mason which included an unusually high $30.00 per square foot in tenant improvements. The following summarizes this recent leasing activity.

      ==========================================================================
                                 Recent Leasing
                                304 Harper Drive
      ==========================================================================
      Tenant                     Rentable Area            Contract Rent
      ==========================================================================
      Semcor                       6,740 SF             $14.75/SF - gross
      TAB Products                 3,180 SF             $18.15/SF - gross
      Legg-Mason                   5,915 SF             $19.65/SF - gross
      ==========================================================================

================================================================================


                                      -68-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      After considering the rents now being paid for comparable space and services in the competitive open market, and the overall age and quality of 304 Harper Drive, it is our conclusion that the current average economic rent for it is $16.75 per square foot on a full service basis. Economic rent is forecasted to increase by 3.5 percent per annum throughout the projection period.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $6.95 to $8.34 per square foot of building area. Current ownership budgets operating expenses at $7.12 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $7.98 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.00 percent. An 11.00 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $2,684,000 or $90.87 per square foot of building area.

================================================================================


                                      -69-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Transaction Costs - From the projected $2,684,000 reversion to an investor in the subject property, we have deducted a total of $107,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $2,577,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.50 percent to 12.50 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,809,000 to $1,929,000. This discounting process is summarized as follows:


                               Investment Summary
      ==========================================================================
      Discount Rate       Present Worth        Unit Rate     Overall Rate
      ==========================================================================
          11.50%            $1,929,000         $65.31/SF        11.80%
          11.75%            $1,898,000         $64.26/SF        11.99%
          12.00%            $1,868,000         $63.24/SF        12.18%
          12.25%            $1,838,000         $62.23/SF        12.38%
          12.50%            $1,809,000         $61.25/SF        12.58%
      ==========================================================================

      Considering the tenant roster currently in place at the subject property, including the current vacancy, we believe a discount rate which falls at the upper end of the range now required in the marketplace to be appropriate in this case. Using a 12.00 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,868,000 which we round to $1,850,000 for an indication of market value for 304 Harper Drive via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 12.30 percent based upon the initial years net operating income of $227,598. While this overall rate is higher than what is typically required, the recent lease with Legg Mason was structured to amortize above standard tenant improvements at a higher level than our projection of market rent.

      Additionally, based upon a market value of $1,850,000 and a projected future gross reversionary value of approximately $2,684,000, a compound annual rate of appreciation of 3.79 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 55 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

815 East Gate Drive

      This property is a 25,500 square foot single story office/flex building that was 87 percent occupied as of the date of the inspection. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 815 East Gate Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

================================================================================


                                      -70-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, existing contracts provide for base rental income of $12.29 per square foot in the coming 12 months.

      The major tenant in the subject, Semcor, occupies 13,690 square feet which equates to approximately 53 percent of the property. Their annual rent is equivalent to $12.60 per square foot. In approximately sixteen months, their lease will expire which creates lag vacancy and leasing costs within the second year of the analysis. The remaining tenant, Wyle Labs, who occupies 8,500 square feet, or 33 percent of the property also pays $12.60 per square foot annually. Wyle Labs also has little term left on their existing lease, creating lag vacancy and leasing costs in the second year of the investment. The credit quality for the minor tenants ranges from average to good within the context of their mostly unrated status.

      There is one unit that is currently vacant, containing 3,310 square feet. Given the current vacancy rate, as well as the decreasing supply of available space within the marketplace, we have projected that this space can be absorbed by the market within three months. The term of the spec tenant will be for five years at a market derived rental rate of $13.00.

      On the opposing page is a presentation of recent rental rates on one story office/flex space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $8.25 per square foot to $9.25 on a triple net basis. Typically, operating expenses for buildings like the subject range from $3.50 to $4.50 per square foot. Thus, on a gross basis, the adjusted rage for the comparables is from $12.25 to $13.25 per square foot of building area.

      Comparable Lease #1 in Greentree North and is within a short distance from the subject. The space is slightly larger that the average space found at the subject property. Additionally, the leases there are structured on a net basis. As explained, expenses could be as much as $4.00 per square foot, which indicates an overall positive adjustment to this comparable lease. Comparable Lease #2 is situated within the Evesham Corporate Center, which is less desirable than the subject location. Physically, the comparable rental featured only 90 percent finish office space, while the subject contained 100 percent. Thus, a slight positive adjustment. Finally, the lease was written on a triple net basis. Therefor, as overall positive adjustment was applied to the comparable lease. Comparable Lease #3 is situated within Greentree Place, an equally desirable campus. Physically, the comparable rental was similar as well as the lease was written on a gross basis. A nominal adjustment was applied to the datum. Comparable Lease #4 was situated with East Gate Business Center, however was much larger than was is typical at the subject property. Moreover, the lease was written on a triple net basis, thus, an overall positive adjustment was applied to the subject property.

================================================================================


                                      -71-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      In addition to analyzing actual lease transactions inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant workletters, however, are a standard and felt to range from $10.00 to $15.00 per square foot depending on the size of the tenant and the duration of the lease.

      After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $13.00 per square foot on a full service basis. This rent would be fixed over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the first year of occupancy.

      Market rent is forecasted to increase 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report. More importantly, we are of the opinion that these growth rates reflect the current under supply of space in the local market which, all other factors being equal, will move toward equilibrium over time.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 5 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

      Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized; should this tenant vacate, then it is our expectation that an average down time of approximately six months time would be reasonable to re-lease the space. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is two months.

================================================================================


                                      -72-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      ==========================================================================
                             Lag Vacancy Allaowance
      ==========================================================================
      Event      Probability    X        Down Time      =       Weighted Time
      ==========================================================================
      Rollover       65%        X          - 0 -        =           - 0 -
      Turnover       35%        X         6 months      =         2 months
      Total         100%       Average Weighted Time    =         2 months
      ==========================================================================

      Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the ten year holding period is 96.8 percent. Including our overall vacancy/global credit loss allowance estimated at 5 percent, the implied overall occupancy rate of the subject property over the ten year holding period is
      92.10 percent.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $4.01 to $5.06 per square foot of building area. Current ownership budgets operating expenses at $4.24 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $4.23 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $5.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $10.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $6.75 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

      ==========================================================================
                           Tenant Improvements Costs
      ==========================================================================
      Event        Probability     X       Unit Cost      =  Weighted Cost
      ==========================================================================
      Rollover         65%         X       $ 5.00/SF      =    $ 3.25/SF
      Turnover         35%         X       $10.OO/SF      =    $ 3.50/SF
      ==========================================================================
      Total           100%         Average Weighted Cost  =    $ 6.75/SF
      ==========================================================================

      On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================


                                      -73-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next years net operating income capitalized at an overall rate of 11.00 percent. An 11.00 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th years computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $2,505,000 or $98.23 per square foot of building area.

      Transaction Costs - From the projected $2,505,000 reversion to an investor in the subject property, we have deducted a total of $100,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $2,405,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,809,000 to $1,929,000. This discounting process is summarized as follows:

      ==========================================================================
                               Investment Summary
      ==========================================================================
      Discount Rate       Present Worth          Unit Rate         Overall Rate
      ==========================================================================
         11.00%            $1,788,000            $70.11/SF            10.87%
         11.25%            $1,757,000            $68.90/SF            11.06%
         11.50%            $1,728,000            $67.76/SF            11.25%
         11.75%            $1,699,000            $66.62/SF            11.44%
         12.00%            $1,671,000            $65.53/SF            11.63%
      ==========================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,671,000 to $1,788,000. Considering the relatively short remaining term of the existing lease in place at the subject, we believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using an 12.00 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,671,000 which we round to $1,675,000 as an indication of market value for 815 East Gate Drive via the Income Capitalization Approach.

================================================================================


                                      -74-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      This indication of value produces an implied "going-in" overall capitalization rate of 11.60 percent based upon the initial year's net operating income of $194,326. An inversion is indicated due to the relatively short term of the existing leases. Tenant turnover within the first two years of the investment creates lag vacancy as well as excessive leasing costs which results in negative cash flow in the second year of the investment. Based upon a market value of $1,675,000 and a projected future gross reversionary value of approximately $2,504,963, a compound annual rate of appreciation of 4.10 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 51 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

817 East Gate Drive

      This property is a 25,351 square foot single story office/flex building that was 100 percent occupied as of the date of the inspection. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 817 East Gate Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $12.02 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, EMTEC, which is the largest tenant, is scheduled to expire within the first year of the holding period.
      Annually, their rental rate is $11.50 per square foot on a gross basis with a base year stop. PRIZM, which the remaining tenant, is not scheduled to expire until August of 2004. Their current annual rental is $12.50 per square foot, while in August 1998, the rent increases to $13.00 per square foot of building area.

      The rental data previously analyzed for 815 East Gate Drive are applicable to this property as well. As can be seen from this summary, rental rates on space comparable to the subject range from $8.25 per square foot to $9.25 on a triple net basis. Typically, operating expenses for buildings like the subject range from $3.50 to $4.50 per square foot. Thus, on a gross basis, the adjusted rage for the comparable is from $12.25 to $13.25 per square foot of building area. After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the space now occupied by EMTEC to be $12.00 per square foot on a full service basis. With regard to the space that is now occupied by PRIZM, economic rental was projected to be $13.00 per square feet. The value differential is attributable to the degree of finished office space found respectively. Economic rent is forecasted to increase by 3.5 percent throughout the holding period.

================================================================================


                                      -75-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 5 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have ranged from $3.55 to $4.40 per square foot of building area. Current ownership budgets operating expenses at $4.55 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $4.31 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $6.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $2,361,000 or $93.13 per square foot of building area.

================================================================================


                                      -76-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Transaction Costs - From the projected $2,361,000 reversion to an investor in the subject property, we have deducted a total of $95,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $2,266,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,598,000 to $1,707,000. This discounting process is summarized as follows:

      ==========================================================================
                               Investment Summary
      ==========================================================================
      Discount Rate       Present Worth           Unit Rate         Overall Rate
         11.00%             $1,707,000            $67.33/SF            9.28%
         11.25%             $1,679,000            $66.23/SF            9.44%
         11.50%             $1,652,000            $65.16/SF            9.60%
         11.75%             $1,625,000            $64.1O/SF            9.76%
         12.00%             $1,598,000            $63.03/SF            9.92%
      ==========================================================================

      Mindful of the relatively short remaining term of the existing lease in place at the subject, we believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using an 12 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,598,000 which we round to $1,600,000 for an indication of market value for 817 East Gate Drive via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 9.92 percent based upon the initial year's net operating income of $158,479. While this overall rate is lower than what is typically required, the complex features upside potential in the leasing of the currently vacant space.

      Additionally, based upon a market value of $1,600,000 and a projected future gross reversionary value of approximately $2,360,663, a compound annual rate of appreciation of 3.96 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 52 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

================================================================================


                                      -77-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

305 Harper Drive

      This property is a 14,980 square foot single story office/flex building that was 100 percent occupied as of the date of the inspection by a single tenant. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 305 Harper Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contract at the subject property provide an average base rental income of $6.31 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, the Jerome Group is scheduled to expire within the third year of the holding period.

      The rental data previously analyzed for 815 and 817 East Gate Drive are applicable to this property as well. As can be seen from this summary, rental rates on space comparable to the subject range from $8.25 per square foot to $9.25 on a triple net basis. However, these lease data are reflective of a higher level of overall finish than that exhibited at 305 Harper Drive. Thus, a negative adjustment is appropriate to the data. After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the space now occupied by Jerome to be $7.50 per square foot on a net basis. Economic rent is forecasted to increase by 3.5 percent throughout the holding period.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, maintenance, management fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from.gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have excluded taxes (billed directly to the tenant), but ranged from $.52 to $1.13 per square foot of building area. Current ownership budgets operating expenses at $.98 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses, including taxes to be $2.87 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================


                                      -78-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Other Non-Operating Expenses - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate space for a rollover tenant is estimated to be $3.50 per square foot while that to prepare space for a new turnover tenant is estimated to be $7.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $6.75 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

      ==========================================================================
                            Tenant Improvement Costs
      ==========================================================================
      Event        Probability    X         Unit Cost      =     Weighted Cost
      ==========================================================================
      Rollover         65%        X         $3.50/SF       =     $ 2.28/SF
      Turnover         35%        X         $7.00/SF       =     $ 2.45/SF
      ==========================================================================
      Total           1OO%        Average Weighted Cost    =     $ 4.73/SF
      ==========================================================================

      On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next years net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th years computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amountequal to $1,335,000 or $89.12 per square foot of building area.

      Transaction Costs - From the projected $1,335,000 reversion to an investor in the subject property, we have deducted a total of $54,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $1,281,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $896,000 to $957,000. This discounting process is summarized as follows:

================================================================================


                                      -79-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      ==========================================================================
                               Investment Summary
      ==========================================================================
      Discount Rate        Present Worth         Unit Rate          Overall Rate
      ==========================================================================
         11.00%              $957,000            $63.89/SF             9.37%
         11.25%              $942,000            $62.88/SF             9.52%
         11.50%              $926,000            $61.82/SF             9.68%
         11.75%              $911,000            $60.81/SF             9.84%
         12.00%              $896,000            $59.81/SF             10.00%
      ==========================================================================

      Mindful of the relatively short remaining term of the existing lease in place at the subject, we believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using an 12 percent internal rate of return, our discounted cash flow model computes to a present worth of $896,000 which we round to $900,000 for an indication of market value for 305 Harper Drive via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 9.97 percent based upon the initial years net operating income of $89,695. While this overall rate is lower than what is typically required, the complex features upside potential in the re-leasing of the building in an advancing market.

      Additionally, based upon a market value of $900,000 and a projected future gross reversionary value of approximately $1,335,000, a compound annual rate of appreciation of 4.02 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 54 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

Final Conclusions - Improved Properties

      The subject property consists of both mid-rise office buildings and single story office/flex buildings. Due to differences among these, two sets of rental data were necessary for this comparative analysis of the real estate. Based upon these analyses, it is our conclusion that the Income Approach Approach indicates a total market value of FORTY TWO MILLION TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($42,225,000) for the entire subject property. This total value is comprised as follows:

      ===================================================================
                               Final Conclusions
      ===================================================================
              Property                                 Indicated Market
                                                             Value
      ===================================================================
        700 East Gate Drive                                $11,200,000
        701 East Gate Drive                                $ 6,800,000
        303 Fellowship Road                                $ 4,300,000
        305 Fellowship Road                                $ 5,100,000
        307 Fellowship Road                                $ 4,300,000
        309 Fellowship Road                                $ 4,500,000
        304 Harper Drive                                   $ 1,850,000
        815 East Gate Drive                                $ 1,675,000
        817 East Gate Drive                                $ 1,600,000
        305 Harper Drive                                   $   900,000
                                                       ---------------
        TOTAL                                              $42,225,000
      ===================================================================

================================================================================


                                      -80-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      VACANT DEVELOPMENT PARCELS
================================================================================

Four Development Parcels

      These four parcels are situated within the East Gate Square Power Center. According to an interview with ownership, the four parcels are subject to an option agreement at a stated release price of $5,100,000. The various parcels are impacted in varying degrees by flood prone soils and wetlands. Thus, ownership has provided us with the maximum building area of parcels 1,2 and 3. As such, our valuation of parcels 1,2, and 3 are based on the Price Per Square Foot of Proposed Building Area (FAR).

      Parcel 1, which is situated along the northeast side of Nixon and Harper Drives will support a building area of 30,000 square feet. Parcels 2 and 3, will support a building area of 40,000 square feet, respectively. Finally, Parcel 4 is severely impacted by wetlands, but nevertheless features excellent exposure, and fair to average accessibility. We have not been provided with the maximum permitted building area of Parcel 4, although it is conceptually planned for a 10 story, 240 room hotel. Thus utilizing the same market data, we have valued this parcel based on price per acre of land.

      Provided on the opposing page are the Comparable Land Sales that were assembled for this analysis. As a result, the following comparisons are made:

      Comparable Land Sale #1 was also situated within East Gate Square and was reportedly an arm's length transaction accomplished with market oriented financing. While the land transaction of this sale occurred in July 1995, the agreement of sale was negotiated during 1993-94. This delay between final negotiations and closing is typical in land development transactions while the buyer attempts necessary approvals. Thus a slight positive adjustment was made to this land transaction. The maximum FAR was reportedly 129,000 square foot of building area. All utilities were available to the site with necessary infrastructure in place.

      Comparable Property Sale #2 was also situated within East Gate Square and was considered to be an arms length transactions achieve with market oriented financing. This sale took place approximately one year ago thus no adjustment for changes in market conditions was necessary. The maximum FAR was reportedly 100,086 square foot of building area. All utilities were available to the site with necessary infrastructure in place

      Finally, Comparable Property Sale #3, which took place between two unrelated parties and was achieved with market oriented financing, took place approximately eight months ago. The property benefits from a superior commercial/retail setting to that of the subject property, given the comparables' close proximity to the Cherry Hill Mall. The maximum FAR was reportedly 340,000 square foot of building area. All utilities were available to the site with necessary infrastructure in place.

================================================================================


                                      -81-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      Vacant Development Parcels
================================================================================

      Conclusion - As stated earlier, the four subject parcels are subject to a release price of $5,100,000. Accordingly, an allocation of the sale price is as follows:

                               Four Development Parcel
                                  East Gate Square
      ==========================================================================
      Parcel                          Sale Price                   Unit Rate
      ==========================================================================
         1                            $  900,000                   $30.00/FAR
         2                            $1,200,000                   $30.00/FAR
         3                            $1,200,000                   $30.00/FAR
         4                            $1,800,000                 $300,000/Acre
      ==========================================================================
      Total                           $5,100,000
      ==========================================================================

      Based on our comparison between the comparable land sales and the subject parcels the three sales assembled for this analysis of the four remaining development parcels at East Gate Square strongly support the aforementioned option sale prices. The comments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. As a result of our analysis, with emphasis on the fact that the subject parcels are subject to an option sale price, we conclude that the aggregate market value of the four parcels to be FIVE MILLION ONE HUNDRED THOUSAND DOLLARS $5,100,000.

================================================================================


                                      -82-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the improved components of subject property:

================================================================================
Property             Sales Comparison Approach    Income Capitalization Approach

700 East Gate Drive         $11,200,000                     $11,200,000
701 East Gate Drive         $ 6,500,000                     $ 6,800,000
303 Fellowship Road         $ 4,300,000                     $ 4,300,000
305 Fellowship Road         $ 4,700,000                     $ 5,100,000
307 Fellowship Road         $ 4,400,000                     $ 4,300,000
309 Fellowship Road         $ 4,450,000                     $ 4,500,000
815 East Gate Drive         $ 1,675,000                     $ 1,675,000
817 East Gate Drive         $ 1,600,000                     $ 1,600,000
304 Harper Drive            $ 1,900,000                     $ 1,850,000
305 Harper Drive            $   925,000                     $   900,000
TOTAL                       $41,650,000                     $42,225,000

The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

================================================================================


                                      -83-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

Our analysis has also considered the value of four remaining vacant development parcels within the East Gate Square retail complex. These four parcels are subject to an option agreement with Berwind Realty. Our analysis of these parcels via the Sales Comparison Approach has affirmed the option prices totalling $5,100,000 as market oriented.

In light of the above, we are of the opinion that the market value of the appropriate leased fee/fee simple estate in the property, as of July 1, 1997, was:

         FORTY SEVEN MILLION THREE HUNDRED TWENTY FIVE THOUSAND DOLLARS
                                   $47,325,000

The individual values are as follows:

      700 East Gate Drive                      $11,200,000
      701 East Gate Drive                      $ 6,800,000
      303 Fellowship Drive                     $ 4,300,000
      305 Fellowship Drive                     $ 5,100,000
      307 Fellowship Drive                     $ 4,300,000
      309 Fellowship Drive                     $ 4,500,000
      815 East Gate Drive                      $ 1,675,000
      817 East Gate Drive                      $ 1,600,000
      304 Harper Drive                         $ 1,850,000
      305 Harper Drive                         $   900,000
      4 Development Parcels                    $ 5,100,000

      Total                                    $47,325,000

================================================================================


                                      -84-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -85-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraisees best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market, the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

      Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -86-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL

      We certify that, to the best of our knowledge and belief:

1 John J. Lynch, MAI and Joseph Vizza inspected the property, and John B. Rush, MAI, Manager, Valuation Advisory Services, has reviewed and approved the report but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John J. Lynch, MAI and John B. Rush, MAI have completed the requirements of the continuing education program of the Appraisal Institute.


      /s/ John J. Lynch
      -----------------------------------------------
      John J. Lynch,
      State-Certified Appraiser No. RG-01269


      /s/ Joseph G. Vizza
      -----------------------------------------------
      Joseph G. Vizza
      State Certified Appraiser No. RG-01426


      /s/ John B. Rush, MAI
      -----------------------------------------------
      John B. Rush, MAI
      State Certified Appraiser No. RG-00808
      Reviewed and Approved

================================================================================


                                      -87-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================

                                    RENT ROLL

                                 INVESTOR SURVEY

                                 IMPROVED SALES

                                   LAND SALES

                           APPRAISERS' QUALIFICATIONS

================================================================================


                                      -88-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              700 EAST GATE DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
#  1                   --          3,475  12/93  11/98    --           17.00     59,075    --        --           --
COUNTRYWIDE FUNDIN     --                                       12/96  17.25     59,944
                                                                12/97  17.50     60,813

#  2                   --          2,115   4/96   3/99    --           19.00     40,185    --        --           --
UNION LABOR LIFE       --

#  3                   --            600   2/94   1/99    --           17.15     10,290    --        --           --
BAP MAINT OFFICE       --

#  4                   --          6,583   5/93  10/99    --           19.00    125,077    --        --           --
PHOENIX HOME LIFE      --                                        5/97  19.25    126,723

#  5                   --          1,805   5/96  10/99    --            7.75     13,989    --        --           --
PHOENIX HOME LIFE      --                                        5/97  18.25     32,941
                                                                 5/98  19.25     34,746

#  6                   --            400   2/94  10/99    --           19.00      7,600    --        --           --
PHOENIX HOME LIFE      --                                        5/97  19.25      7,700

#  7                   --          2,475   2/95   1/00    --           19.36     47,916    --        --           --
LEGG MASON WOOD        --                                        2/97  19.85     49,129
                                                                 2/98  20.35     50,366
                                                                 2/99  20.85     51,604

#  8                   --         16,041   3/95   5/00    --           17.75    284,728    --        --           --
LMC PROPERTIES         --                                        3/97  18.00    288,738

#  9                   --            685   5/96   5/00    --           10.51      7,199    --        --           --
LMC PROPERTIES         --

# 10                   --          2,140   6/94   7/97    --           18.75     40,125    --        --           --
ROI SYSTEMS            --

# 11                   --          3,407   8/94   7/99    --           18.50     63,030    --        --           --
FIREMAN'S FUND         --                                        8/96  18.75     63,881
                                                                 8/97  19.00     64,733
                                                                 8/98  19.25     65,585

# 12                   --          2,650  10/94   1/98    --           18.75     49,688    --        --           --
CONTINENTAL BANK       --                                       10/96  19.00     50,350

# 13                   --          3,957  12/94  11/97    --           18.50     73,205    --        --           --
KENWORTH TRUCK CO      --                                       12/96  18.75     74,194


# 14                   --          6,680   3/94   8/97    --           18.00    120,240    --        --           --


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------

#  1                OPERATING EXPENSES    903,243
COUNTRYWIDE FUNDIN


#  2                OPERATING EXPENSES    915,050
UNION LABOR LIFE

#  3                NONE
BAP MAINT OFFICE

#  4                OPERATING EXPENSES    826,497
PHOENIX HOME LIFE

#  5                OPERATING EXPENSES    915,050
PHOENIX HOME LIFE


#  6                OPERATING EXPENSES    826,497
PHOENIX HOME LIFE

#  7                OPERATING EXPENSES    830,039
LEGG MASON WOOD



#  8                OPERATING EXPENSES    830,039
LMC PROPERTIES

#  9                OPERATING EXPENSES    915,050
LMC PROPERTIES

# 10                OPERATING EXPENSES    897,340
ROI SYSTEMS

# 11                OPERATING EXPENSES    897,340
FIREMAN'S FUND



# 12                OPERATING EXPENSES    903,243
CONTINENTAL BANK

# 13                OPERATING EXPENSES    915,050
KENWORTH TRUCK CO


# 14                OPERATION EXPENSES    913,870

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------


GALLAGHER BASSETT      --

# 15                   --         14,487   4/95   3/05    --           16.00    231,792    --        --           --
COPELCO CAPITAL        --                                        4/97  16.50    239,036
                                                                 4/99  17.00    246,279
                                                                 4/01  17.50    253,523
                                                                 4/03  18.00    260,766


GALLAGHER BASSETT

# 15                OPERATING EXPENSES    802,883
COPELCO CAPITAL


                                                                          PAGE 2

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
# 16                   --         24,513   4/95   3/05    --           16.00    392,208    --        --           --
COPELCO                --                                        4/97  16.50    404,465
                                                                 4/99  17.00    416,721
                                                                 4/01  17.50    428,978
                                                                 4/03  18.00    441,234

# 17                   --         24,857   9/93   8/99    --           18.25    453,640    --        --           --
HBO & COMPANY          --                                        9/96  18.50    459,855
                                                                 9/97  18.75    466,069
                                                                 9/98  19.00    472,283

# 18-SUITE 23          --            359  11/96   7/02    --           20.06      7,202    --        --           --
NEWS NOOK              --                                        8/98  20.76      7,453
                                                                 8/99  21.48      7,711
                                                                 8/00  22.24      7,984
                                                                 8/01  23.01      8,261

# 19                   --          2,140   1/98  12/02    --           19.67     42,083    --        --           --
FORMER ROI             --

# 20                               6,680   3/98   2/03    --           19.67    131,362    --        --           --
FORMER GALLAGHER       --

                               ---------
                                 126,049
                               =========


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
# 16                OPERATING EXPENSES    802,883
COPELCO




# 17                OPERATING EXPENSES    897,340
HBO & COMPANY



# 18-SUITE 23       OPERATING EXPENSES    459,140
NEWS NOOK




# 19                OPERATING EXPENSES    875,169
FORMER ROI

# 20                OPERATING EXPENSES    875,169
FORMER GALLAGHER


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               701 Eastgate Drive
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
#  1                   --          9,967   6/97   6/00    --           16.75    166,947    --        --           --
DIGITAL EQUIPMENT      --                                        6/98  17.35    172,927
                                                                 6/99  17.95    178,908

#  2                   --          3,738   2/93   1/99    --           17.50     65,415    --        --           --
GENESIS REALTY         --                                        2/97  17.75     66,350

#  3                   --          1,588   7/97   6/02    --           17.00     26,996    --        --           --
TODAY'S TEMPORARY      --                                        7/98  17.65     28,028
                                                                 7/99  18.40     29,219
                                                                 7/00  19.10     30,331
                                                                 7/01  19.90     31,601

#  4                   --          1,588   9/94  12/99    --           16.50     26,202    --        --           --
TRANSOUTH FIN.         --                                        9/96  17.00     26,996
                                                                 9/97  17.50     27,790
                                                                 9/98  18.00     28,584

#  5                   --          2,409   3/95   2/98    --           15.00     36,135    --        --           --
S. FREEDMAN            --

#  6                   --          2,878   9/96  11/99    --           17.00     48,926    --        --           --
TIN PLATE PARTNERS     --                                        9/97  17.25     49,646
                                                                 9/98  17.75     51,085

#  7                   --         20,959   5/97   4/02    --           17.30    362,591    --        --           --
LOCKHEED-MARTIN        --                                        5/98  17.85    374,118
                                                                 5/99  18.35    384,598
                                                                 5/00  18.90    396,125
                                                                 5/01  19.50    408,701

#  8                   --          9,795   6/96   5/01    --           17.00    166,515    --        --           --
BAY NETWORKS           --                                        6/97  17.20    168,474
                                                                 6/98  17.50    171,413
                                                                 6/99  17.90    175,331
                                                                 6/00  18.40    180,228

#  9                   --          1,800  10/96   9/99    --           19.25     34,650    --        --           --
WEYERHAEUSER           --                                       10/97  19.85     35,730
                                                                10/98  20.45     36,810

# 10                   --          6,755   2/97   1/00    --           18.00    121,590    --        --           --
AMERICAN INTL REAL     --                                        2/98  18.55    125,305
                                                                 2/99  19.10    129,021

                               ---------
                                  61,477


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
#  1                OPERATING EXPENSES    307,385
DIGITAL EQUIPMENT


#  2                OPERATING EXPENSES    338,124
GENESIS REALTY

#  3                OPERATING EXPENSES    307,385
TODAY'S TEMPORARY




#  4                OPERATING EXPENSES    338,124
TRANSOUTH FIN.



#  5                OPERATING EXPENSES    319,680
S. FREEDMAN

#  6                OPERATING EXPENSES    307,385
TIN PLATE PARTNERS


#  7                OPERATING EXPENSES    307,385
LOCKHEED-MARTIN




#  8                OPERATING EXPENSES    296,319
BAY NETWORKS




#  9                OPERATING EXPENSES    307,385
WEYERHAEUSER


# 10                OPERATING EXPENSES    307,385
AMERICAN INTL REAL

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              303 FELLOWSHIP DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
# 1                    --         17,596   7/97   2/01    --           16.30    286,815     --        --           --
STAR ENTERPRISES       --                                        7/98  17.00    299,132
                                                                 7/99  17.55    308,810
                                                                 7/00  18.10    318,488

# 2                    --         11,682   7/97   3/00    --           14.00    163,548     --        --           --
HASBRO                 --                                        1/98  16.50    192,753
                                                                 1/99  17.10    199,762
                                                                 1/00  17.70    206,771

# 3                    --          2,412  11/95  10/97    --           15.80     38,110     --        --           --
TEXACO LUBRICANTS      --

# 4                    --          1,468  11/92  10/97    --           15.80     23,194     --        --           --
HUNTSMAN CORP          --

# 5                                5,975   3/94   2/99    --           17.25    103,069     --        --           --
PRUDENTIAL INSURAN     --                                        3/97  17.75    106,056

# 6                                7,501   6/92   5/99    --           17.00    127,517     --        --           --
PRUDENTIAL PROP        --

# 7                                1,430   5/94   2/99    --           17.25     24,668     --        --           --
PRUDENTIAL INSURAN     --                                        3/97  17.75     25,383

# 8                                3,072   1/98  12/02    --           18.37     56,436     --        --           --
SPEC TENANT            --

# 9                                2,072   4/98   3/03    --           18.37     38,065     --        --           --
SPEC  TENANT           --

                               ---------
                                  53,208
                               =========


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
# 1                 OPERATING EXPENSES    372,456
STAR ENTERPRISES



# 2                 OPERATING EXPENSES    372,456
HASBRO



# 3                 OPERATING EXPENSES    345,852
TEXACO LUBRICANTS

# 4                 OPERATING EXPENSES    345,852
HUNTSMAN CORP

# 5                 OPERATING EXPENSES    354,897
PRUDENTIAL INSURAN

# 6                 OPERATING EXPENSES    392,675
PRUDENTIAL PROP

# 7                 OPERATING EXPENSES    354,897
PRUDENTIAL INSURAN

# 8                 OPERATING EXPENSES    391,450
SPEC TENANT

# 9                 OPERATING EXPENSES    391,450
SPEC  TENANT

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              305 FELLOWSHIP DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
#  1                   --         10,671  11/94   4/00    --           17.00    181,407    --        --           --
PAYCHEX                --                                       11/96  17.25    184,075
                                                                11/97  17.50    186,743

#  2                   --          1,702   9/91  10/97    --           17.75     30,211    --        --           --
LEVER BROTHERS CO      --

#  3                   --            463   3/95  10/97    --           17.75      8,218    --        --           --
LEVER BROTHERS         --

#  4                   --         19,204   2/95   9/99    --           16.50    316,866    --        --           --
GOLDER ASSOCIATES      --                                       10/96  16.75    321,667
                                                                10/97  17.00    326,468

#  5                   --          2,781   6/95   8/98    --           17.00     47,277    --        --           --
METRO COMMERCIAL       --                                        9/96  17.50     48,668
                                                                 9/97  18.00     50,058

#  6                   --          3,480   4/93   9/98    --           17.50     60,900    --        --           --
METRO COMMERCIAL       --                                        4/97  18.00     62,640

#  7                   --          8,472   6/94   2/00    --           17.25    146,142    --        --           --
RETAIL PUBLICATION     --                                        6/97  17.75    150,378

#  8                   --          3,158   3/94   9/99    --           17.50     55,265    --        --           --
NEW HARBOR ENTER.      --                                        3/97  18.00     56,844

#  9                   --          2,800  10/97   9/02    --           17.75     49,700    --        --           --
SPEC TENANT            --

# 10                   --          2,918   1/98  12/02    --           18.37     53,607    --        --           --
SPEC TENANT            --

                               ---------
                                  55,649
                               =========



                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
#  1                OPERATING EXPENSES    378,413
PAYCHEX


#  2                OPERATING EXPENSES    389,543
LEVER BROTHERS CO

#  3                OPERATING EXPENSES    389,543
LEVER BROTHERS

#  4                OPERATING EXPENSES    294,940
GOLDER ASSOCIATES


#  5                OPERATING EXPENSES    389,543
METRO COMMERCIAL


#  6                OPERATING EXPENSES    403,455
METRO COMMERCIAL

#  7                OPERATING EXPENSES    381,752
RETAIL PUBLICATION

#  8                OPERATING EXPENSES    406,238
NEW HARBOR ENTER.

#  9                OPERATING EXPENSES    352,043
SPEC TENANT

# 10                OPERATING EXPENSES    364,364
SPEC TENANT


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              307 FELLOWSHIP DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                        PRIMARY/                                                  ANNUAL
                       SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT             CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------     ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
#  1                      --          2,779   1/93   5/98    --           17.00     47,243    --        --           --
THE PAUL REVERE CO        --                                        1/97  17.25     47,938

#  2                      --          2,345  12/92   5/98    --           15.65     36,699    --        --           --
SPECTOR GADON ROSE        --                                       12/96  16.00     37,520

#  3                      --          1,985   7/95   6/00    --           16.50     32,753    --        --           --
ARAMARK                   --                                        7/97  16.75     33,249
                                                                    7/98  17.00     33,745

#  4                      --          4,182   9/96   9/98    --           17.75     74,231    --        --           --
GARDEN ST. CABLE          --

#  5                      --          1,227  10/94   9/97    --           17.00     20,859    --        --           --
SIEMENS                   --

#  6                      --            798   6/97   5/00    --           16.00     12,768    --        --           --
INTERCRAFT                --                                        6/98  16.80     13,406
                                                                    6/99  17.70     14,125

#  7                      --          1,049   3/95   8/97    --           17.75     18,620    --        --           --
POLICY MGMT SYSTEM        --

#  8                                  3,479   8/92   4/99    --           16.17     56,255    --        --           --
MONUMENTAL LIFE           --

#  9                      --          1,848   5/96   4/99    --           14.20     26,242    --        --           --
ACUMEN RE-MGMT            --                                        5/97  14.30     26,426
                                                                    5/98  14.50     26,796

# 10                      --          2,475   3/96   2/99    --           17.15     42,446    --        --   -       --
BELL ATLANTIC PROP        --

# 11                      --          2,308   1/93   6/98    --           17.00     39,236    --       ---           --
UOP                       --

# 12                      --            917   1/96  12/97    --           18.00     16,506    --        --   -       --
HK SYSTEMS                --

# 13                      --          2,067   1/96   6/00    --           16.50     34,106    --        --   -       --
ARAMARK                   --                                        7/97  16.75     34,622
                                                                    7/98  17.00     35,139

# 14                      --          4,894   9/96   8/00    --           16.73     81,877    --        --   -       --
[ILLEGIBLE]FF & COHEN     --                                        9/97  17.25     84,422
                                                                    9/98  17.75     86,869


                                           PRO RATA    % OF RENT
      TENANT               RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------     ------------------ ----------  -----------
#  1                   OPERATING EXPENSES    379,183
THE PAUL REVERE CO

#  2                   OPERATING EXPENSES    379,183
SPECTOR GADON ROSE

#  3                   OPERATING EXPENSES    379,183
ARAMARK


#  4                   OPERATING EXPENSES    379,183
GARDEN ST. CABLE

#  5                   OPERATING EXPENSES    381,891
SIEMENS

#  6                   OPERATING EXPENSES    379,183
INTERCRAFT


#  7                   OPERATING EXPENSES    376,475
POLICY MGMT SYSTEM

#  8                   OPERATING EXPENSES    316,889
MONUMENTAL LIFE

#  9                   OPERATING EXPENSES    398,142
ACUMEN RE-MGMT


# 10                   OPERATING EXPENSES    381,891
BELL ATLANTIC PROP

# 11                   OPERATING EXPENSES    379,183
UOP

# 12                   OPERATING EXPENSES    379,183
HK SYSTEMS

# 13                   OPERATING EXPENSES    379,183
ARAMARK


# 14                   OPERATING EXPENSES    379,183
[ILLEGIBLE]FF & COHEN

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------


                                                                    9/99   18.28    89,462

# 15                      --         5,293    1/97  12/98    --            18.25    96,597    --        --            --
PRC INC.                  --                                        1/98   18.90   100,038

# 16                      --         2,125    5/96   4/98    --            14.50    30,813    --        --            --
UNITRONIX                 --                                        5/97   15.70    33,363


                                           PRO RATA    % OF RENT
      TENANT               RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------     ------------------ ----------  -----------

# 15                   OPERATING EXPENSES    379,183
PRC INC.

# 16                   OPERATING EXPENSES    379,183
UNITRONIX


                                                                          PAGE 2

                        PRIMARY/                                                  ANNUAL
                       SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT             CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------     ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
# 17                      --          4,028   1/97  12/99    --           17.75     71,497    --        --           --
MCC BEHAVIORAL            --                                        1/98  18.00     72,504

# 18                      --          1,063   1/97  12/97    --           22.00     23,386    --        --           --
MELLON MORTGAGE           --

# 19                      --          2,736   1/97  12/01    --           16.50     45,144    --        --           --
ROBERT HALF INT'L         --                                        1/98  17.00     46,512
                                                                    1/99  17.50     47,880
                                                                    1/00  18.00     49,248
                                                                    1/01  18.60     50,890

# 20                      --          6,979   4/98   3/03    --           18.37    128,213    --        --           --
SPEC TENANT               --

                                  ---------
                                     54,577
                                  =========


                                           PRO RATA    % OF RENT
      TENANT               RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------     ------------------ ----------  -----------
# 17                   OPERATING EXPENSES    379,183
MCC BEHAVIORAL

# 18                   OPERATING EXPENSES    379,183
MELLON MORTGAGE

# 19                   OPERATING EXPENSES    392,725
ROBERT HALF INT'L




# 20                   OPERATING EXPENSES    410,853
SPEC TENANT

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              309 FELLOWSHIP DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
#  1                   --          3,205   8/95   7/98    --           17.00     54,485    --        --           --
COLKATE                --                                        8/96  17.25     55,286
                                                                 8/97  17.50     56,088

#  2                   --          9,803  12/91   7/98    --           15.00    147,045    --        --           --
ALLIED BOND & COLL     --                                        8/97  15.25    149,496

#  3                   --          8,000   8/92   7/00    --           39.21    313,680    --        --           --
PSE&G                  --                                        8/97  16.85    134,800
                                                                 8/98  17.45    139,600
                                                                 8/99  18.05    144,400

#  4                   --          7,076   7/96   6/01    --           17.60    124,538    --        --           --
MERCHANTS INSUR        --                                        7/98  17.85    126,307
                                                                 7/99  18.25    129,137

#  5                   --          6,321   5/94   4/99    --           17.25    109,037    --        --           --
GENERAL ACCIDENT       --                                        5/97  17.50    110,618
                                                                 5/98  17.75    112,198

#  6                   --          5,008   7/97   7/02    --           17.75     88,892    --        --           --
NY LIFE MEDICAL        --                                        8/97  18.50     92,648
                                                                 8/98  19.15     95,903
                                                                 8/99  19.90     99,659
                                                                 8/00  20.65    103,415
                                                                 8/01  21.40    107,171

#  7                   --          2,620  11/95  10/97    --           15.75     41,265    --        --           --
CISCO                  --

#  8                   --          5,254   1/98  12/02    --           18.37     96,523    --        --           --
SPEC TENANT            --

#  9                   --          2,810   4/98   3/03    --           18.37     51,623    --        --           --
SPEC TENANT            --

# 10                   --          5,254   7/98   6/03    --           18.37     96,523    --        --           --
SPEC TENANT            --

                               ---------
                                  55,351
                               =========


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
#  1                OPERATING EXPENSES    387,457
COLKATE


#  2                OPERATING EXPENSES    304,431
ALLIED BOND & COLL

#  3                OPERATING EXPENSES    387,457
PSE&G



#  4                OPERATING EXPENSES    387,457
MERCHANTS INSUR


#  5                OPERATING EXPENSES    383,029
GENERAL ACCIDENT


#  6                OPERATING EXPENSES    415,133
NY LIFE MEDICAL





#  7                OPERATING EXPENSES    373,619
CISCO

#  8                OPERATING EXPENSES    391,454
SPEC TENANT

#  9                OPERATING EXPENSES    391,454
SPEC TENANT

# 10                OPERATING EXPENSES    391,454
SPEC TENANT

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                304 HARPER DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
#  1                   --            910   8/95   7/97    --           14.75     13,423    --        --           --
BUILDING CTRCTRS       --

#  2                   --            910   8/95   7/98    --           13.00     11,830    --        --           --
BASIC COMMERCE         --                                       8/96   14.00     12,740
                                                                8/97   15.00     13,650

#  3                   --          3,088   9/92   8/98    --           15.70     48,482    --        --           --
COZTANZA SPECTOR       --

#  4                   --          3,180   7/96   6/99    --           18.15     57,717    --        --           --
TAB PRODUCTS           --                                       7/97   18.65     59,307
                                                                7/98   19.05     60,579

#  5                   --          3,616   6/94   5/99    --           15.65     56,590    --        --           --
PRO-TECH RESOURCE      --                                       6/97   16.15     58,398

#  6                   --          1,315  10/94   5/99    --           15.65     20,580    --        --           --
PRO-TECH RESOURCES     --                                       5/97   16.15     21,237

#  7                   --          1,125  11/96  10/97    --           15.00     16,875    --        --           --
DELTA MANAGEMENT       --

#  8                   --          6,740   1/97  12/99    --           14.75     99,415    --        --           --
SEMCOR INC.            --                                       1/98   15.25    102,785
                                                                1/99   15.85    106,829

#  9                   --          5,915   7/97   6/02    --           18.50    109,428    --        --           --
LEGG-MASON             --                                       7/98   19.05    112,681
                                                                7/99   19.65    116,230
                                                                7/00   20.20    119,483
                                                                7/01   20.85    123,328

# 10                   --          2,738   4/98   3/03    --           17.34     47,467    --        --           --
SPEC TENANT            --

                               ---------
                                  29,537
                               =========


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
#  1                OPERATING EXPENSES    228,912
BUILDING CTRCTRS

#  2                OPERATING EXPENSES    228,912
BASIC COMMERCE


#  3                OPERATING EXPENSES    206,759
COZTANZA SPECTOR

#  4                OPERATING EXPENSES    228,912
TAB PRODUCTS


#  5                OPERATING EXPENSES    221,528
PRO-TECH RESOURCE

#  6                OPERATING EXPENSES    221,528
PRO-TECH RESOURCES

#  7                OPERATING EXPENSES    221,528
DELTA MANAGEMENT

#  8                OPERATING EXPENSES    221,528
SEMCOR INC.


#  9                OPERATING EXPENSES    221,528
LEGG-MASON




# 10                OPERATING EXPENSES    256,161
SPEC TENANT

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               815 EAST GATE DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
# 1                    --         11,786  11/95  10/98    --           12.10    142,611    --        --           --
SEMCOR                 --                                       11/96  12.60    148,504

# 2                    --          1,904   2/96  10/98    --           12.10     23,038    --        --           --
SEMCOR                 --                                       11/96  12.60     23,990

# 3                    --          8,500  12/93  11/98    --           12.40    105,400    --        --           --
WYLE LABS              --                                       12/96  12.65    107,525
                                                                12/97  12.90    109,650

# 4                      2         3,310  10/97   9/02    --           13.00     43,030    --        --           --
SPEC TENANT            --                                       10/98  13.23     43,783
                                                                10/99  13.46     44,549
                                                                10/00  13.69     45,329
                                                                10/01  13.93     46,122

                               ---------
                                  25,500
                               =========


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
# 1                 OPERATING EXPENSES    104,550
SEMCOR

# 2                 OPERATING EXPENSES    104,550
SEMCOR

# 3                 OPERATING EXPENSES    104,550
WYLE LABS


# 4                 OPERATING EXPENSES    107,690
SPEC TENANT

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               817 EAST GATE DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
# 1                    --         15,596   7/92   3/98    --           11.50    179,354    --        --           --
EMTEC                  --

# 2                    --          9,755   9/94   8/04    --           12.00    117,060    --        --           --
PRIZM                  --                                        8/96  12.50    121,938
                                                                 8/98  13.00    126,815
                                                                 8/00  13.50    131,693
                                                                 8/02  14.00    136,570

                               ---------
                                  25,351
                               =========


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
# 1                 OPERATING EXPENSES     88,729
EMTEC

# 2                 OPERATING EXPENSES    114,080
PRIZM

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                305 HARPER DRIVE
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                  ANNUAL
                    SECONDARY   SQUARE    LEASE  LEASE  OPTION     MINIMUM     MINIMUM   OVERAGE   CEILING    BREAKPOINT
      TENANT          CODES      FEET     BEGIN   END   #/MOS      RENT/SF      RENT        %      (000'S)      (000'S)
------------------  ---------  ---------  -----  -----  ------  ------------  ---------  -------  ---------  -------------
# 1                    --         14,980  10/93   9/99    --              6.25   93,625    --        --           --
JEROME GROUP           --                                        4/98     6.50   97,370

                                  ------
                                  14,980
                                  ======


                                        PRO RATA    % OF RENT
      TENANT            RECOVERIES     SHARE BASE  SUBJ TO CPI
------------------  ------------------ ----------  -----------
# 1                 OPERATING EXPENSES      ZERO
JEROME GROUP

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-1                                               Sale

Building Name:                                    Westlake Corporate Center

Location:                                         Westlakes Drive
                                                  Tredyffrin Township
                                                  Chester County, PA

Grantor:                                          Beacon Properties Corp.

Grantee:                                          Cali Realty Corp.

Date of Sale:                                     05/01/97

Physical Description:

  Land Area:                                      52.96 Acres
  Net Rentable Area:                              444,293 Square Feet
  Occupancy at Sale:                              97%
  Parking:                                        adequate
  Quality:                                        Good
  Construction:                                   Masonry
  Stories:                                        3

Sale Price:                                       $72,500,000

Terms of Sale:                                    Cash to seller

Economic Indicators:
  Net Operating Income:                           $6,525,000      Estimate

Appraisal Indicators:
  Overall Rate (OAR):                             9.0%

Sale Price/Square Foot (RSF):                     $163.18

COMMENTS:
  This property consist of four,three story modern office buildings in the Westlakes Corporate
  Center which is considered one of the premier office developments in suburan Philadelphia. The improvements were built between 1988 and 1990 and were in good condition.

Confirmation Data:
  By:                                             BROKER
  With:                                           Steve Coyle-JC


PHI-4-1685

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-2                                               Sale

Building Name:                                    Airport Business Center

Location:                                         Route 291 and I-95
                                                  Essington
                                                  Delaware County, PA

Grantor:                                          Henderson/Tinucum L.P.and
                                                  International Court I,II,III

Grantee:                                          Cali Airport Realty Associates

Date of Sale:                                     12/17/96

Recording Data:                                   Deed Book 1545 Page 1636

Physical Description:

  Land Area:                                      32.15 Acres
  Net Rentable Area:                              371,000 Square Feet
  Occupancy at Sale:                              90%
  Parking:                                        Adequate
  Quality:                                        Good
  Construction:                                   Masonry
  Stories:                                        3

Sale Price:                                       $43,000,000

Terms of Sale:                                    Cash to seller

Economic Indicators:
  Net Operating Income:                           $4,300,000      Estimate

Appraisal Indicators:
  Overall Rate (OAR):                             10%

Sale Price/Square Foot (RSF):                     $115.90

COMMENTS:
  This property consist of a group of three and four story concrete office buildings built in the 1980's. The property is located near the Delaware
  Expressway and Philadelphia International
  Airport.

Confirmation Data:
  By:                                             BROKER
  With:                                           Steve Coyle-JC


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-2 Continued


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-3                                              Sale

Building Name:                                   Libertyview

Location:                                        457 Haddonfield Road
                                                 Cherry Hill Twp, Camden, NJ

Grantor:                                         UM Real Estate Investment
                                                 Company, LLC

Grantee:                                         Brandywine Realty Trust

Date of Sale:                                    07/01/96

Recording Data:                                  Deed Book 4834 Page 131

Physical Description:

 Land Area:                                      6.32 Acres
 Net Rentable Area:                              121,737 Square Feet
 Year Built:                                     1990
 Occupancy at Sale:                              67%
 Parking:                                        Adequate
 Quality:                                        Good
 Construction:                                   Masonry & steel frame
 Zoning:                                         Commercial
 Stories:                                        7

Sale Price:                                      $10,716,000

Terms of Sale:                                   (See Comments)

Sale Price/Square Foot (RSF):                    $88.03

COMMENTS:

    Libertyview represents a seven story, Class A office building situated along Haddonfield Road, just south of Route 38 in Cherry Hill, New
 Jersey. The improvements were constructed by Rouse & Associates in 1990 as a speculative office building but the complex never fully leased. At the time of sale, the facility was 67 percent occupied.
    The recorded consideration was $10,600,000, but the buyer also paid a $116,000 commission resulting on a total acquisition price of $10,716,000. The purchaser is the Brandywine REIT which solicited the sale despite the property not being exposed to the market.
    The purchaser estimates that the total investment, including tenant improvements and leasing commissions


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-3 Continued
 required to bring the property to stabilization will be approximately $12.0 to $12.2 million.

Confirmation Data:
 By:                                      BUYER


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-4                                               Sale

Building Name:                                    Four Greentree Centre

Location:                                         Rt. 73 and W. Lincoln Drive
                                                  Evesham Township
                                                  Burlington County, NJ

Grantor:                                          Linpro Greentree Mid Rise IV

Grantee:                                          Liberty Property L.P.

Date of Sale:                                     05/01/96

Recording Data:                                   Deed Book 5152 Page 297

Physical Description:

 Land Area:                                       4.34 Acres
 Net Rentable Area:                               62,069 Square Feet
 Year Built:                                      1985
 Occupancy at Sale:                               63%
 Quality:                                         Good
 Construction:                                    Masonry
 Stories:                                         4

Sale Price:                                       $3,400,000

Terms of Sale:                                    Cash to seller

Sale Price/Square Foot (RSF):                     $54.78

COMMENTS:
 The deed was in lieu of forclosure at $3,400,000 including $100,000 of grantee's acquisition costs.
 This multi-tenant Class A office building has an atrium and it was in average condition.

Confirmation Data:
 By:                                              BUYER


PHL4-1540


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

                                                  Sale

Building Name:                                    901 Lincoln Building

Location:                                         901 Lincoln Drive
                                                  Evesham Twp, Burlington, NJ

Parcel Number:                                    Block 1.10, Lot 1

Grantor:                                          Penn Mutual Life Insurance Co.

Grantee:                                          Liberty Limited Partnership

Date of Sale:                                     03/12/96

Recording Data:                                   Deed Book 5121 Page 283

Physical Description:

 Land Area:                                       2.52 Acres
 Net Rentable Area:                               38,500 Square Feet
 Year Built:                                      Circa 1984
 Occupancy at Sale:                               100%
 Parking:                                         Adequate
 Quality:                                         Average
 Construction:                                    Masonry & steel
 Zoning:                                          OC-2
 Stories:                                         3

Sale Price:                                       $3,050,000

Terms of Sale:                                    Cash to seller.

Sale Price/Square Foot (RSF):                     $79.22

COMMENTS:
    The 901 Lincoln Building represents a three story, Class B + office building located along
 Route 73 at Lincoln Drive in the Greentree area of Evesham Township, Burlington County, New Jersey.
    The recorded consideration was $2,950,000 but the buyer paid additional fees resulting in a total acquisition cost of $3,050,000.
    The complex was constructed in 1984 and was considered in average condition. At the time of sale, the facility was 100% occupied.

Confirmation Data:
 By:                                              BUYER


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-5 Continued
 With:                                      Ralph Kittrel


            PHI-4-1575


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-6                                               Sale

Location:                                         5 Eves Drive
                                                  Evesham Township, Burlington
                                                  County, PA

Parcel Number:                                    Block 2.07 Lot 3 & 4

Grantor:                                          LAKN Marlton Associates,LP

Grantee:                                          Brandy Operating Company

Date of Sale:                                     04/18/97

Recording Data:                                   Book 5341 Page 150

Physical Description:

  Land Area:                                      4.29 Acres
  Gross Building Area:                            48,116 Square Feet
  Net Rentable Area:                              45,889 Square Feet
  Year Built:                                     1986
  Occupancy at Sale:                              65%
  Parking:                                        Adequate
  Quality:                                        Good
  Construction:                                   Masonry and Steel
  Zoning:                                         Office and Industrial
  Stories:                                        3

Sale Price:                                       $3,375,000

Terms of Sale:                                    Cash to Seller

Sale Price/Square Foot (GSF):                     $70.14

Sale Price/Square Foot (RSF):                     $73.55

COMMENTS:
  This 4.2 acre site is improved with a three story elevator served office building containing a gross rentable building area of 45,889 square feet. The building was 65 percent occupied, however the improvements were reportedly in good condition.

Confirmation Data:
  By:                                             BUYER




PHI-4-1686


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                OFFICE/FLEX SALE
--------------------------------------------------------------------------------

I-7                                              Sale

Building Name:                                   The Fairways at Laurel Oaks

Location:                                        1030-44 Laurel Oak Road
                                                 Voorhees Township, Camden, NJ

Grantor:                                         MDG Laurel Oak, LLC

Grantee:                                         LN Fairways at Laurel Oak Ass.

Date of Sale:                                    09/01/96

Recording Data:                                  Book 4845 Page 93

Physical Description:

 Land Area:                                      6.00 Acres
 Gross Building Area:                            55,427 Square Feet
 Net Rentable Area:                              55,427 Square Feet
 Year Built:                                     1987
 Occupancy at Sale:                              95%
 Parking:                                        Adequate
 Quality:                                        Good
 Construction:                                   Masonry Steel
 Zoning:                                         Industrial
 Stories,                                        1

Sale Price:                                      $3,320,000
                                                 Cash to Seller

Sale Price/Square Foot (GSF):                    $59.90

Sale Price/Square Foot (RSF):                    $59.90

COMMENTS:
 This is a complex of four, one story buildings originally constructed between 1986 and 1987. The purchaser assumed existing financing. The mortgage balance and terms were not available. The bulding featured 85% finished offices.

Confirmation Data:
 By:                                             APPRAISER


PHI-4-1579


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                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                                OFFICE/FLEX SALE
--------------------------------------------------------------------------------

I-8                                               Sale

Location:                                         1025 Briggs Road
                                                  Cambridge Crossing
                                                  Mt.Laurel Twp., Burlington
                                                  County, NJ

Grantor:                                          McGarvey Development
                                                  Cambridge Management Assoc.

Grantee:                                          Liberty Property Trust

Date of Sale:                                     05/23/97

Physical Description:

 Land Area:                                       6.21 Acres
 Gross Building Area:                             59,570 Square Feet
 Net Rentable Area:                               59,570 Square Feet
 Year Built:                                      1987
 Occupancy at Sale:                               100%
 Parking:                                         Adequate
 Quality:                                         Excellent
 Construction:                                    Brick & Steel Frame
 Zoning:                                          I -- Industry
 Stories:                                         1

Sale Price:                                       $4,000,000

Terms of Sale:                                    Cash and market oriented
                                                  financing.

Economic Indicators:
 Net Operating Income:                            $440,000    Seller's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                              11%

Sale Price/Square Foot (GSF):                     $67.15

Sale Price/Square Foot (RSF):                     $67.15

COMMENTS:
 1025 Briggs Road is a 59,570 square foot office/flex facility situated on a 6.2 acre site within the Cambridge Crossing development at Route 38 & I-295 in Mt. Laurel, New Jersey. The improvements were constructed in 1987 of steel frame with brick veneer over concrete block walls. The facility features 100%. According to a representative for


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

                                                                OFFICE/FLEX SALE
--------------------------------------------------------------------------------

1-8 Continued
  the grantee, the building was generating approximately
  $440,000 in net operating income, resulting in an 11 percent overall rate.

Confirmation Data:
  By:                                        BROKER


PHI-4-793


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                                OFFICE/FLEX SALE
--------------------------------------------------------------------------------

I-9                                               Sale

Location:                                         1000 Briggs Road
                                                  Cambridge Crossing
                                                  Mt. Laurel Twp., Burlington
                                                  County, NJ

Grantor:                                          1000 Briggs Partnership

Grantee:                                          Liberty Property Trust

Date of Sale:                                     05/23/97

Physical Description:

 Land Area:                                       217,800 Square Feet
                                                  5.00 Acres
 Gross Building Area:                             40,500 Square Feet
 Net Rentable Area:                               40,500 Square Feet
 Year Built:                                      1990
 Occupancy at Sale:                               100%
 Parking:                                         Adequate
 Quality:                                         Excellent
 Construction:                                    Brick & Steel Frame
 Zoning:                                          I - Industry
 Stories:                                         1

Sale Price:                                       $2,800,000

Terms of Sale:                                    Cash to seller.

Economic Indicators:
 Net Operating Income:                            $308,000    Seller's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                              11.0%

Sale Price/Square Foot (GSF):                     $69.14

Sale Price/Square Foot (RSF):                     $69.14

COMMENTS:
 1000 Briggs Road is a 40,500 square foot ofice/flex facility situated on a 5.0 acre site within the Cambridge Crossing development at Route 38 & I-295 in Mt. Laurel Township, Burlington County, New Jersey. The improvements were constructed in 1990 of steel frame with brick veneer over concrete block exterior walls. The building is finished as 100% office. According to a representative for


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                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                OFFICE/FLEX SALE
--------------------------------------------------------------------------------


I-9 Continued
  the grantee, the property was generating approximately
  $308,000 in net operating income, indicating a 11 percent overall rate.

Confirmation Data:
  BY:                                        BUYER


PHI-4-794


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

1-10                                              Sale

Building Name:                                    Greentree Commons

Location:                                         9001 Lincoln Drive West
                                                  Evesham Township
                                                  Burlington County, PA

Parcel Number:                                    Block 3.34, Lot 2

Grantor:                                          Advent Realty Limited
                                                  Partnership

Grantee:                                          Brandywine Operating
                                                  Partnership

Date of Sale:                                     05/19/97

Recording Data:                                   Book 5363, Page 159

Physical Description:

  Land Area:                                      5.04 Acres
  Net Rentable Area:                              43,719 Square Feet
  Year Built:                                     1982
  Occupancy at Sale:                              89%
  Parking:                                        Adequate
  Quality:                                        Average
  Construction:                                   Stone, brick and wood siding
  Zoning:                                         MD-3 Planned Village Dev.
  Stories:                                        1

Sale Price:                                       $3,016,300

Terms of Sale:                                    Cash to seller

Economic Indicators:
  Effective Gross Income:                         $585,993        Actual
  Less: Operating Expenses:                       $240,363        Actual
  Net Operating Income:                           $345,630        Actual

Appraisal Indicators:
  Overall Rate (OAR):                             11.46%

Sale Price/Square Foot (RSF):                     $68.99

COMMENTS:
  Greentree Commons represents a four building, single story,


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-10 Continued
 multi-tenated office complex constructed in 1980. The property contains a total rentable area of 43,719 square feet on 5.04 acres at the corner of Lincoln
 Drive West and Route 73 in Evesham Township.

Confirmation Data:
 By:                                        BUYER


PHL4-1669


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            COMMERCIAL LAND SALE
--------------------------------------------------------------------------------

L-1                                            Sale

Location:                                      S/E/C Nixon Drive and 1-295
                                               Off Ramp
                                               Mt. Laurel Twp., Burlington, NJ

Parcel Number:                                 Block 1200, Lot 1.01 & Lot 1.02

Grantor:                                       Bell Atlantic Properties, Inc.

Grantee:                                       East Gate Center, III, L.P.
                                               (Berwind and Vesterra Corps.)

Date of Sale:                                  07/29/95

Size:                                          16.80 Acres

Maximum FAR:                                   129,OOOSF

Shape:                                         Irregular

Frontage:                                      Nixon Drive and 1-295 Off Ramp

Utilities:                                     Sewer, Water, Natural Gas,
                                               Electricity

Topography:                                    Level

Zoning:                                        MCD-Major Commercial District

Price:                                         $4,275,841

Terms of Sale:                                 Conventional terms.

Price per Acre:                                $254,514.35

Price/FAR:                                     $ 33.15/SF

COMMENTS:
  Site to be developed with Phase III of East Gate Square, a power center located opposite the Moorestown Mall. Dick's Sporting Goods has constructed a 60,000 s.f. freestanding building on Lot 1.01 on a land lease with approvals for an additional 10,000 s.f. of building area. Lot 1.02 will be improved with a 54,000 s.f. retail building to be occupied by Best Buys (45,000 s.f.), plus 9,000 s.f. of inline space. Lot 1.02 also has approvals for a pad site capable of supporting a 5,000 s.f. building. It is projected


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            COMMERCIAL LAND SALE
--------------------------------------------------------------------------------

L-1 Continued
  that the Best Buys store will be completed by July, 1997.

Confirmation Data:
  By:                                       BUYER


PHI-1-1292


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            COMMERCIAL LAND SALE
--------------------------------------------------------------------------------

L-2                                        Sale

Location:                                  N/E/C Nixon Drive and Mall
                                           Link Road
                                           Mt. Laurel Twp., Burlington, NJ

Parcel Number:                             Block 3000, Lot 4; Block 1200.02,
                                           Lot 2

Grantor:                                   Bell Atlantic Properties

Grantee:                                   East Gate Center IV, L.P.
                                           (Berwind and Vesterra Corps.)

Date of Sale:                              07/31/96

Size:                                      12.06 Acres

Maximum FAR:                               100,086SF

Shape:                                     Irregular

Frontage:                                  Nixon Drive and Mall Link Road

Utilities:                                 Sewer, Water, Natural Gas,
                                           Electricity

Topography:                                Level

Zoning:                                    MCD and SRC

Price:                                     $3,734,700

Terms of Sale:                             Conventional terms.

Price per Acre:                            $309,676.38

Price/FAR:                                 $ 37.31 /SF

COMMENTS:
  Site opposite the Moorestown Mall to be developed with Phase IV of East Gate Square power center.
  The sale price was the result of an option agreement dated August 1, 1994 between the seller and the Berwind Group. Phase IV will contain 100,086 s.f. of retail area to include four inline stores and two pad sites. Prelease tenants include Barnes & Noble (30,000 s.f.) and PetsMart (28,186 s.f.). Completion of the improvements is scheduled for April 1, 1997. The site lies on the border of Moorestown and Mt.
  Laurel Townships.


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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

                                                            COMMERCIAL LAND SALE
--------------------------------------------------------------------------------

L-2 Continued
Confirmation Data:
 By:                                       BUYER


PHL1-1291


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            COMMERCIAL LAND SALE
--------------------------------------------------------------------------------

L-3                                            Sale

Location:                                      2138 Route 38
                                               Cherry Hill Twp., Camden, NJ

Parcel Number:                                 Block 285.25, Lot 4 and Lot 8

Grantor:                                       Lockhead Martin Corporation

Grantee:                                       Cherry Hill Associates, L.P.
                                               (Richard Rubin Co.)

Date of Sale:                                  11/04/96

Size:                                          77.77 Acres

Maximum FAR:                                   340,OOOSF

Shape:                                         Irregular

Frontage:                                      Along Route 38

Utilities:                                     Sewer, Water, Natural Gas,
                                               Electricity

Topography:                                    Slopes upward from street.

Zoning:                                        I-R, Restricted Commercial

Price:                                         $12,900,000

Terms of Sale:                                 Conventional terms.

Recording Data:                                Book 4857 Page 71

Price per Acre:                                $165,873.74

Price/FAR:                                     $ 37.94/SF

COMMENTS:
  Property was placed under contract in December, 1992 for a contract price is $11,000,000.
  Additionally, the developer needed to acquire a right of way parcel for $150,000. Finally, the developer is budgeting $1,750,000 for demolition of existing improvements for a total consideration of $12,900,000. Developer received approvals in June, 1996 and with closing in November, 1996 with opening planned for September, 1997. The property is pre-leased to Target, Kohls, Babys R Us, PetsMart, Home


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            COMMERCIAL LAND SALE
--------------------------------------------------------------------------------

L-3 Continued
 Place and TGI Friday on a pad. Rental rates range from $5.56/s.f. for Target on a pad lease, to $18.11 /s.f. for PetsMart, $20.00/s.f. for Home Place and $160,000 per year for the TGI Friday pad lease. The site contains approximately 78 acres in two parcels.
 The shopping center will be located on the main 56 acre site. The adjacent 22 acre site will be used primarily as a water detention basin and open space.
 After development of the center, the rear portion to the south will be donated to Cherry Hill Township as open park and ball field. The subject site has been rezoned from I-R, Industrial Restricted to B-4,
 Regional Business.

Confirmation Data:
 By:                                         BUYER


PHL1-1 290


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 QUALIFICATIONS OF JOHN J. LYNCH
--------------------------------------------------------------------------------

Professional Affiliations

      Member, Appraisal Institute (MAI Designation #10585) New Jersey Certified General Appraiser (Certificate #RG 01569) Ohio Certified General Appraiser (Certificate #414115) Pennsylvania Certified General Appraiser (Certificate #GA-000485-L) Pennsylvania Real Estate Broker (License #ABO42902A) Affiliate, Tri-State Commercial & Industrial Association of Realtors

Real Estate Experience

      Associate Director of Cushman & Wakefield of Pennsylvania, Inc. and Assistant Manager of its Valuation Advisory Services Department in Philadelphia. Mr. Lynch remains active with the Hospitality Group and continues to advise clients on complex income producing properties.

      Associate Director, Cushman & Wakefield of Pennsylvania, Inc. and member of the firms Hospitality Group, which specializes in the valuation and investment counseling on hotel properties, through June, 1993.

      Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in a wide variety of commercial and industrial real estate appraisal and investment counseling assignments throughout the nation from January, 1980 to March, 1987. Cushman & Wakefield is an international full seminar real estate organization and a Rockefeller Group Company.

      Staff Appraiser, Walter A. McClatchy Co., Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from March, 1977 to December, 1979.

      Sales Associate, William Brucker Co. -Real Estate of Philadelphia, Pennsylvania, specializing in the sale and leasing of residential, commercial and industrial real estate from February, 1976 to March, 1977.

Formal Education

      Pennsylvania State University, University Park, Pennsylvania
        Bachelor of Science -1975

      Appraisal Institute, Chicago, Illinois
        Introduction to Appraising Real Property - 1977
        Basic Appraisal Principles, Methods and Techniques - 1978
        Capitalization Theory and Techniques - 1978
        Case Studies in Real Estate Valuation - 1981
        Valuation Analysis and Report Writing - 1982
        Investment Analysis - 1983 Standards of Professional Practice - 1989

      Various Lectures and Seminars for Continuing Education Credits


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               STATE OF NEW JERSEY
                       DEPARTMENT OF LAW AND PUBLIC SAFETY
                          DIVISION OF CONSUMER AFFAIRS

                             THIS IS TO CERTIFY THAT

                         BOARD OF REAL ESTATE APPRAISERS
                                  HAS CERTIFIED


                                  JOHN J LYNCH
                                  29 WOODLAKE DRIVE
                                  MARLTON         NJ 08053-3603

              FOR PRACTICE IN NEW JERSEY AS A(N) GENERAL APPRAISER

              01/01/96             12/31/97            RG 01269
           EFFECTIVE DATE       EXPIRATION DATE       LICENSE NO.


               /s/ John L. Lynch                  /s/ [ILLEGIBLE]
               -----------------------------      -----------------------------
              SIGNATURE OF REGISTRANT                DIRECTOR


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               QUALIFICATIONS OF JOSEPH G. VIZZA
--------------------------------------------------------------------------------

Professional Affiliations
      Candidate, Appraisal Institute (MAI Candidate #M93-3017)
      Delaware Certified General Appraiser (Certificate #X10000284
      New Jersey Certified General Appraiser (Certificate #RG01426 Pennsylvania Certified General Appraiser (Certificate #GA-001242-L) Pennsylvania Real Estate Salesperson (License #RS-198856-L)

Real Estate Experience
      Staff Appraiser, Cushman & Wakefield Valuation Advisory Services, specializing in commercial and industrial real estate appraisal and investment counseling. Cushman & Wakefield is an international full service real estate organization and a Rockefeller Group Company.

      Fee Appraiser, Louis A. Iatarola Realty Appraisal Group of Philadelphia, Pennsylvania, a full service appraisal and consulting firm, specializing in commercial and industrial appraisal assignments from May, 1990 to November, 1996.

Formal Education

      Temple University, Philadelphia, Pennsylvania
      May, 1992, Bachelor of Science, Real Estate

      Appraisal Institute, Chicago, Illinois
         Real Estate Appraisal Principals -Course 1A-1
         Advanced Capitalization -Course 550
         Basic Capitalization -Course 310
         Basic Valuation Procedures -Course 1A-2
         Restricted Appraisal Report Writing Seminar
         Standards of Professional Practice - Part-A
         Standards of Professional Practice - Part-B
         Subdivision Analysis Seminar


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                                                     VALUATION ADVISORY SERVICES
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

                               STATE OF NEW JERSEY
                       DEPARTMENT OF-LAW AND PUBLIC SAFETY
                          DIVISION OF CONSUMER AFFAIRS

                             THIS IS TO CERTIFY THAT

                         BOARD OF REAL ESTATE APPRAISERS
                                  HAS CERTIFIED

                                 Joseph G Vizza
                                 7225 Erdrick St
                                Phila., PA 19135

              FOR PRACTICE IN NEW JERSEY AS A(N) GENERAL APPRAISER

              03/03/97             12/31/97            RG 01426
           EFFECTIVE DATE       EXPIRATION DATE       LICENSE NO.


               /s/ Joseph G Vizza                 /s/ [ILLEGIBLE]
               -----------------------------      -----------------------------
              SIGNATURE OF REGISTRANT                DIRECTOR


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  QUALIFICATIONS OF JOHN B. RUSH

Professional Affiliations

      Member, Appraisal Institute (MAI Designation #7261)
      Delaware Certified General Appraiser (Certificate #X1-0000051) Maryland Certified General Appraiser (Certificate #10041)
      New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #ABO43144A)
      Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

      Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

      Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

      Staff Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

      Associate, Michael Singer Real Estate Company of Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

      Drexel University, Philadelphia, Pennsylvania
      Master of Business Administration -1982

      Saint Joseph's College, Philadelphia, Pennsylvania
      Bachelor of Arts -1975

      Appraisal Institute, Chicago, Illinois
      Required Courses of Study Leading to the MAI Designation
      Various Lectures and Seminars for Continuing Education Credits

      Board of Realtors, Philadelphia, Pennsylvania
      Required Courses of Study for State Licensure


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

                                                  Qualifications of John B. Rush
--------------------------------------------------------------------------------

Qualified Expert Witness

      United States Bankruptcy Court,
      Eastern District of Pennsylvania

      United States Bankruptcy Court,
      Middle District of Pennsylvania

      Court of Common Pleas
      Dauphin County, Pennsylvania

      Board of Assessment Appeals
      Bucks County, Pennsylvania

      Board of Revision of Taxes
      City of Philadelphia

      Board of Tax Review
      City of Philadelphia

      Board of Assessment Appeals
      Dauphin County, Pennsylvania


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                                                              WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                               STATE OF NEW JERSEY
                       DEPARTMENT OF LAW AND PUBLIC SAFETY
                          DIVISION OF CONSUMER AFFAIRS

                             THIS IS TO CERTIFY THAT

                         BOARD OF REAL ESTATE APPRAISERS
                                  HAS CERTIFIED

                              JOHN B RUSH
                              325 POWDER HORN RD
                              FORT WASHINGTON PA 19034-1812

              01/01/96             12/31/97            RG 00808
           EFFECTIVE DATE       EXPIRATION DATE       LICENSE NO.


               /s/ JOHN B RUSH                    /s/ [ILLEGIBLE]
               -----------------------------     -----------------------------
              SIGNATURE OF REGISTRANT                DIRECTOR


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11